Exhibit 4.1

NRFC NNN HOLDINGS, LLC

11.50% EXCHANGEABLE SENIOR NOTES DUE 2013

INDENTURE

DATED AS OF MAY 28, 2008

NORTHSTAR REALTY FINANCE CORP.,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP,

and

NRFC SUB-REIT CORP.,

as Guarantors,

WILMINGTON TRUST COMPANY,

as Trustee

i

THIS INDENTURE dated as of May 28, 2008 is by and among NRFC NNN Holdings, LLC, a Delaware limited liability company (the “Issuer”), NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (“NRF LP”) and NRFC Sub-REIT Corp., a Maryland corporation (“Sub-REIT”), as Guarantors (each of NRF, NRF LP and Sub-REIT, a “Guarantor” and, together, the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the “Trustee”).

RECITALS

The Issuer has duly authorized the creation of an issue of its 11.50% Exchangeable Senior Notes due 2013 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

Each Guarantor has duly authorized the creation of an irrevocable and unconditional guarantee of the Securities of substantially the tenor and amount hereinafter set forth, and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture and of the Guarantee provided for herein.

All things necessary to make the Securities, when duly executed by the Issuer and authenticated and delivered hereunder, and the Guarantees (as defined herein), when duly executed by each Guarantor, and delivered hereunder, and the Securities and the Guarantees duly issued by the Issuer and each Guarantor, the obligations of the Issuer and each Guarantor, and to make this Indenture a valid agreement of the Issuer and each Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions.

“ADS Property” means the Property located at 3100 Easton Square Place, Columbus, Ohio.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Exchange Agent.

“Aggregate Realized Property Net Cash Flow” means, for any period, the aggregate Realized Property Net Cash Flow from all the Properties during such period.

“Applicable Exchange Measurement Period” means (i) for Securities that are exchanged on or after the 23rd Scheduled Trading Day prior to the Final Maturity Date, the 20 consecutive Trading Day period beginning on the third trading day following the 23rd Scheduled Trading Day prior to the Final Maturity Date, and (ii) in all other cases, the 20 consecutive Trading Day period commencing on the third Trading Day following the Exchange Date.

“Applicable Exchange Rate” means, as of any Trading Day, the Exchange Rate in effect on such date, after giving effect to any adjustment provided under Sections 4.03 and 4.04 hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Asset Transfer Sub Account” means the sub-account of the Operating Account referred to as the “Asset Transfer Sub Account.”

“Board of Directors” means the board of directors of NRF or a committee of such board duly authorized to act on its behalf hereunder; provided, that in the definition of the term “Change in Control”, Board of Directors means the Board of Directors of NRF.

“Business Day” means, with respect to any Security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Expenditures” means any costs or expenses that are required to be capitalized according to GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Equivalents” means any of the following (including investments for which the Trustee or its Affiliates provides services and charges and collects a fee for such services):  (i) marketable securities issued by the United States Government and supported by the full faith and credit of the United States Treasury, either by statute or an opinion of the Attorney General of the United States; (ii) marketable debt securities, rated Aaa by Moody’s and/ or AAA by Standard & Poor’s, issued by United States government-sponsored enterprises, United States Federal agencies, United States Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States; (iii) certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or Standard & Poor’s, each at least P-1 or A-1; (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or Standard & Poor’s, provided each such credit rating is at least P-1 and/or A-1; and (v) money market mutual funds that are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by Standard & Poor’s.

“Cash Flow Sub Account” means the sub-account of the Operating Account referred to as the “Cash Flow Sub-Account.”

“CDO Subsidiary” means any Subsidiary of the Issuer or a Guarantor which is an issuer of collateralized debt obligations.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.

“Change in Control” means the occurrence at any time any of any of the following events:

(1)           consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, combination, merger of the Issuer or any sale, lease or other transfer of all or substantially all of the consolidated assets of NRF and its consolidated subsidiaries) or a series of related transactions or events pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

(2)           any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Guarantors, the Issuer or any majority-owned subsidiary of the Issuer or of the Guarantors, is or becomes the beneficial owner (as such term is defined for purposes of Section 13(d)(3) under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the capital stock of NRF then outstanding entitled to vote generally in elections of directors;

(3)           during any period of 12 consecutive months after the date of this Indenture persons who at the beginning of such 12-month period constituted the Board of Directors (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors, then in office;

(4)           the Common Stock (or other Capital Stock or securities into which the Securities are then exchangeable) ceases to be listed on a U.S. national securities exchange for 30 consecutive days;

(5)           NRF (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be the direct or indirect controlling parent of the Issuer or otherwise ceases to control the Issuer; or

(6)           the members of the Issuer, shareholders of NRF or the equity holders of any other Guarantor approve any plan or proposal for the liquidation of the Issuer, NRF, NRF LP or Sub-REIT.

Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (6) have occurred, a Change in Control will not be deemed to have occurred and the Issuer shall not be required to deliver a notice incidental thereto if either:

(A)          the Closing Sale Price per share of Common Stock for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Exchange Price in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change in Control” specified in this clause (A) shall not apply in the context of a Change in Control for purposes of Section 4.01(b)(v) or 4.03; or

(B)           at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Securities become exchangeable for such shares of common stock, depositary receipts or other certificates representing common equity interests.

For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change in Control Purchase Date” has the meaning provided in Section 3.01(b) hereof.

“Change in Control Purchase Notice” has the meaning provided in Section 3.01(c) hereof.

“Change in Control Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date.

“Closing Sale Price” of the Common Stock or other Capital Stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal U.S. securities exchange on which the Common Stock or such other Capital Stock or similar equity interests or other publicly traded securities are listed or, if the Common Stock or such other Capital Stock or similar equity interests or other publicly traded securities are not listed on a U.S. securities exchange, by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States.  The Closing Sale Price shall be determined without regard to after-hours trading or extended market making.  In the absence of the foregoing, the Issuer shall determine the Closing Sale Price on such basis as it considers appropriate.

“Collateral Accounts” means, collectively (i) the Interest Reserve Account and (ii) the Operating Account.

“Common Stock” means, subject to Section 4.11, the common stock, par value $0.01 per share of NRF, at the date of this Indenture and any shares of any class or classes of Capital Stock of NRF resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving NRF that is otherwise permitted hereunder in which NRF is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of NRF and which are not subject to redemption by NRF; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Comparable Treasury Issue” means the United States Treasury security selected by the Issuer that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity to June 15, 2011.

“Comparable Treasury Price” means, with respect to an Exchange Date, (1) the average of the Reference Treasury Dealer Quotations for such Exchange Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if fewer than three such Reference Treasury Dealer Quotations are reasonably obtainable, the average of all such quotations.

“Control Agreements” has the meaning provided in the Security Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of Wilmington Trust Company located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, attention:  Kristin L. Moore – NRFC NNN Holdings, LLC Notes due 2013.

“Cott Beverages Property” means the Property located at 1002 Patriot Parkway, Reading, Pennsylvania.

“Covance Property” means the Property located at 8211 SciCor Drive, Indianapolis, Indiana.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, one-twentieth (1/20) of the product of (1) the Applicable Exchange Rate and (2) the Daily VWAP of the Common Stock on such day.

“Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page NRF.N<equity>AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained for this purpose by NRF).

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then Applicable Exchange Rate, rounded to the nearest cent.

“Ex-Dividend Date” means the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of such shares of Common Stock to the buyer.

“Final Maturity Date” means June 15, 2013.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“GSA Property” means the Property located at 2222 West 2300 Street, Salt Lake City, Utah.

“Guarantee” shall mean the unconditional guarantee of the payment of the principal of, or any premium or interest on, the Securities by the Guarantors, as more fully set forth in Article 13 hereof.

“Guarantor” or “Guarantors” shall mean each Person named as a “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that, as of the date of the consummation of the lease in question, is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person; provided, however, that this clause (iv) shall not apply to tenant improvement allowances and leasing brokerage commissions incurred in the ordinary course of business, (v) any of the foregoing indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (vi) guarantees of any of the foregoing indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the terms hereof.

“Initial Purchasers” means Wachovia Capital Markets, LLC and JMP Securities LLC.

“Interest Make-Whole Payment” means, with respect to each $1,000 principal amount of Securities, a payment in cash by the Issuer equal to the sum of the present values of the scheduled payments of interest thereon through and including the Interest Payment Date on June 15, 2011, which interest would otherwise be paid but for a Holder’s exercise of its exchange right pursuant to Section 4.10(b)(i), discounted to the Exchange Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the U.S. Treasury Yield, and paid by the Issuer along with the other consideration received in connection with the exchange.

“Interest Payment Date” means June 15 and December 15 of each year, commencing December 15, 2008.

“Interest Reserve Account” means that certain account established on or before the date hereof with Wilmington Trust Company by the Trustee into which an amount equal to one semi-annual interest payment on the Securities shall be deposited concurrently with the initial issuance of the Securities, and any successor account established pursuant to this Indenture or the Security Agreement from time to time.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issuer Request” or “Issuer Order” means a written request or order (which may be in the form of a standing order or request) signed in the name of the Issuer by an Officer of Sub-REIT (in its capacity as managing member of the Issuer) and delivered to the Trustee.

“Lease Termination Payment” means, with respect to any Property, any payments made to the Property Owning Entity that holds an interest in such Property on account of the rejection, buy-out, termination, surrender or cancellation of any space lease for such Property (including in connection with any bankruptcy proceeding).

“Lease Termination Payment Sub-Account” means the sub-account of the Operating Account referred to as the “Lease Termination Payment Sub-Account.”

“Lien” means any lien, security interest, pledge, collateral assignment, deed of trust, mortgage, charge or other encumbrance (including any conditional sale or other title retention agreement, and any agreement to give any security interest) and any option, trust or preferential arrangement having the practical effect of any of the foregoing.

“Liquidated Damages” has the meaning provided in the Form of Note attached as Exhibit A hereto.

“Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on a Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Measurement Period” is the period from and including the 11th Trading Day in a fiscal quarter up to but excluding the 11th Trading Day of the following fiscal quarter.

“Moody’s” means Moody’s Investor’s Service and any successor thereto.

“NRF” has the meaning given in the first paragraph of this Indenture.

“NRF LP” has the meaning given in the first paragraph of this Indenture.

“NRF Request” or “NRF Order” means a written request or order (which may be in the form of a standing order or request) signed in the name of NRF by an Officer of NRF and delivered to the Trustee.

“NYSE” means the New York Stock Exchange.

“Officer” means any person holding any of the following positions:  the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Secretary or any Assistant Secretary.

“Officer’s Certificate”, when used with respect to the Issuer or a Guarantor, as the case may be, means a certificate signed by an Officer of the applicable Person (or, if applicable, of the general partner or managing member of such Person in its capacity as such) and delivered to the Trustee.

“Operating Account” means that certain account established on or before the date hereof with Wilmington Trust Company by the Issuer into which Realized Property Net Cash Flow, Net Transfer Proceeds and Required Lease Termination Deposit Amounts shall be deposited from time to time in accordance with this Indenture, including, without limitation, all sub-accounts thereof, and any successor account and related sub-accounts established pursuant to this Indenture or the Security Agreement from time to time.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Outstanding Loan Amount” for any Property means, on any date, the sum of (i) the outstanding principal balance, as of such date, of all mortgage loans that encumber the applicable Property Owning Entity’s interest in such Property, plus (ii) if applicable, the outstanding principal balance, as of such date, of all mezzanine loans that encumber the ownership interests in such Property Owning Entity, plus (iii) if applicable, the outstanding principal balance, as of such date, of any other then outstanding loans under which such Property Owning Entity (and/or, if applicable, any other wholly-owned Subsidiary of the Issuer that directly or indirectly owns the equity interests in such Property Owning Entity) is the borrower; provided, however, that if, on the date of the relevant calculation, the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, then the “Outstanding Loan Amount” for such Quantum Property as of such date shall mean only the applicable Quantum Percentage Ownership Interest of such outstanding principal loan balances with respect to such Quantum Property as of such date (in instances where a wholly-owned Subsidiary of the Issuer is not fully responsible for such outstanding loan balances).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Projected Asset Transfer Sub-Account Income”, for any period, means income projected to be earned on proceeds of the Asset Transfer Sub-Account during such period and not withdrawn during such period.

“Projected Available Cash” for any Property, means, for any period, (i) the Projected Property Income for such Property for such period, as reasonably determined by the Issuer,

minus (ii) the Projected Property Expenses for such Property for such period, as reasonably determined by the Issuer.

“Projected Capital Expenditures”, for any Property, means any Capital Expenditures that are budgeted by the applicable Property Owning Entity to be incurred by such Property Owning Entity during the period in question in connection with any alterations, improvements or replacements to such Property; provided, however, that, with respect to any period in which the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, the “Projected Capital Expenditures” for such Quantum Property for such period shall mean only the applicable Quantum Percentage Ownership Interest of the foregoing budgeted Capital Expenditures with respect to such Quantum Property for such period.

“Projected Cash Coverage Ratio” means the ratio of (i) the Projected Excess Cash Flow for the first four full calendar quarters immediately following the date of calculation (so that if the date of calculation is not the first day of a calendar quarter, then such four quarter period shall commence on the first day of the calendar quarter immediately following the calendar quarter in which such date of calculation occurs), as reasonably determined by the Issuer, to (ii) the projected interest payments that would be payable under the Securities for such first four full calendar quarters at an interest rate of 11.50%.

“Projected Excess Cash Flow”, for any period, means (i) the sum of (a) the aggregate Projected Property Income from all the Properties for such period plus (b) the aggregate Projected Asset Transfer Sub-Account Income for such period, minus (ii) the aggregate Projected Property Expenses for all the Properties for such period.

“Projected Loan Payments”, for any Property, means (i) all projected scheduled interest, principal, escrow and reserve payments for the period in question under any mortgage loan that encumbers the applicable Property Owning Entity’s interest in such Property, plus (ii) if applicable, all projected scheduled interest, principal, escrow and reserve payments for the period in question under any mezzanine loan that encumbers the applicable Subsidiary’s ownership interest in such Property Owning Entity, plus (iii) if applicable, all projected scheduled interest, principal, escrow and reserve payments for the period in question under any other then outstanding loans under which such Property Owning Entity (and/or, if applicable, any other wholly-owned Subsidiary of the Issuer that directly or indirectly owns the equity interests in such Property Owning Entity) is the borrower; provided, however, that, with respect to any period in which the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, the “Projected Loan Payments” for such Quantum Property for such period shall mean only the applicable Quantum Percentage Ownership Interest of the foregoing projected amounts with respect to such Quantum Property for such period (in instances where a wholly-owned Subsidiary of the Issuer is not fully responsible for the foregoing projected amounts).

“Projected Operating Expenses”, for any Property, means all costs and expenses projected to be incurred by the applicable Property Owning Entity in connection with the operation, maintenance and management of such Property for the period in question, including costs and expenses for utilities, repairs and maintenance, property taxes and assessments, insurance premiums, and rent under any ground, master or other underlying lease; provided, however, that the term “Projected Operating Expenses” does not include (i) any such costs or expenses that are to be paid directly by any tenants of such Property to third parties or reimbursed to the applicable Property Owning Entity by such tenants, (ii) Capital Expenditures, or (iii) depreciation, amortization, non-cash or non-recurring expenses; provided further, however, that, with respect to any period in which the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, the “Projected Operating Expenses” for such Quantum Property for such period shall mean only the applicable Quantum Percentage Ownership Interest of the foregoing projected costs and expenses with respect to such Quantum Property for such period.

“Projected Property Expenses”, for any Property, means the sum of the following for the period in question:  (i) all Projected Operating Expenses for such Property for such period; (ii) all Projected Loan Payments for such Property for such period; and (iii) all Projected Capital Expenditures for such Property for such period.

“Projected Property Income”, for any Property, means all projected rental and similar income to be derived by the applicable Property Owning Entity from such Property for the period in question; provided, however, that, with respect to any period in which the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, the “Projected Property Income” for such Quantum Property for such period shall mean only the applicable Quantum Percentage Ownership Interest of the foregoing projected rental and similar income with respect to such Quantum Property for such period.

“Property” means each real property listed on Schedule I annexed hereto, together with any Replacement Property and any other real property interest acquired after the date hereof by a Subsidiary of the Issuer; provided, however, that, from and after the conveyance of any Replaced Property (or the ownership interests of the Subsidiary that owns an interest in such Replaced Property) in accordance with Section 5.15, the term “Property” shall not include such Replaced Property.

“Property Cost Amount”, for any Property, means the amount set forth next to such Property on Schedule I annexed hereto; provided, however, that if such Property is a Replacement Property, then the Property Cost Amount for such Replacement Property shall be equal to the aggregate cost incurred by the applicable Property Owning Entity for such Replacement Property (or, if applicable, for the ownership interests of the entity that holds fee or leasehold title to such Replacement Property), including (i) the amount of any debt assumed by such Property Owning Entity, and/or by any Subsidiary that owns such Property Owning Entity, in connection with such Property Owning Entity’s acquisition of such Replaced Property (or, if applicable, in connection with such acquisition of the ownership interests of the entity that holds fee or leasehold title to such Replacement Property), and (ii) all transaction costs incurred by the applicable Subsidiaries in connection with such acquisition.

“Property Cost Coverage Ratio” means the ratio of (i) the sum of (x) the aggregate Property Cost Amounts for all the Properties as of the date of calculation less the then aggregate Outstanding Loan Amounts for all the Properties as of such date of calculation, plus (y) the aggregate amount then on deposit in the Asset Transfer Sub-Account, plus (z) the aggregate amount then on deposit in the Lease Termination Payment Sub-Account, to (ii) the outstanding principal balance of the Securities as of the date of calculation.

“Property Owning Entity”, (i) for any Property other than the Quantum Properties or the ADS Property, means the Subsidiary that owns fee title to such Property (or, in the case of any Property to which a Subsidiary has a leasehold, rather than a fee, interest, the Subsidiary that is the holder of such leasehold interest), (ii) for Quantum Property A, means CS/Federal Drive AB LLC, a Delaware limited liability company, (iii) for Quantum Property B, means CS/Federal Drive AB LLC, a Delaware limited liability company, (iv) for Quantum Property C, means CS/Federal Drive C LLC, a Delaware limited liability company, and (v) for the ADS Property means, collectively, NRFC Easton Holdings, LLC and NRFC Easton Holdings 2, LLC, each a Delaware limited liability company.

“Quantum Buy-Sell Provision” means Section 6.2 of that certain Operating Agreement of C/S Federal Drive LLC, dated as of January 11, 2006.

“Quantum Percentage Ownership Interest” for a Quantum Property, means, at any time, the aggregate indirect ownership interest held by the Issuer in such Quantum Property at such time.  As of the date hereof, the Quantum Percentage Ownership Interest for each Quantum Property is 50%.

“Quantum Property” means any of Quantum Property A or Quantum Property B or Quantum Property C.  “Quantum Properties” has the corresponding plural meaning.

“Quantum Property A” means the Property located at 10125 Federal Drive, Colorado Springs, Colorado.

“Quantum Property B” means the Property located at 10205 Federal Drive, Colorado Springs, Colorado.

“Quantum Property C” means the Property located at 10285 Federal Drive, Colorado Springs, Colorado.

“Rated” as to any Person means having a Rating.

“Rating” means a credit rating, creditworthiness rating, corporate default rating or any similar designation given by a Rating Agency.

“Rating Agency” means S&P or Moody’s or any other company qualified as a “nationally recognized statistical rating agency” pursuant to the rules and regulations of the SEC.

“Realized Property Net Cash Flow” for any Property, means, for any period (i) the aggregate rental and similar income actually derived and received by the applicable Property Owning Entity from such Property for such period, minus (ii) the sum of (x) the aggregate amounts paid (and not released) during such period to the holder or servicer of any mortgage loan encumbering such Property Owning Entity’s interest in such Property, including interest, principal, escrows, and reserves, (y) if applicable, the aggregate amounts paid (and not released) during such period to the holder or servicer of any mezzanine loan that encumbers the ownership interests in such Property Owning Entity, including interest, principal, escrows, and reserves, and (z) the aggregate amounts paid (and not released) during such period to the holder or servicer of any other then outstanding loans under which such Property Owning Entity (and/or, if applicable, any other wholly-owned Subsidiary of the Issuer that directly or indirectly owns the equity interests in such Property Owning Entity) is the borrower; provided, however, that, with respect to any period in which the Quantum Percentage Ownership Interest for a Quantum Property is less than 100%, the “Realized Property Net Cash Flow” for such Quantum Property for such period shall mean only the applicable Quantum Percentage Ownership Interest of each of the foregoing amounts with respect to such Quantum Property for such period (in instances where a wholly-owned Subsidiary of the Issuer is not fully responsible for the foregoing projected amounts). For the avoidance of doubt, in no event shall “Realized Property Net Cash Flow” include any such rental income or other income that is paid, during the period in question, into a lockbox account (or other blocked or controlled account) controlled by any such holder or servicer and not actually released during such period.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Section 11.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 11.01 hereof.

“Reference Treasury Dealer” means (1) Wachovia Capital Markets, LLC and its successors; provided, however, that if the foregoing shall cease to be a primary U.S.  Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer and (2) at least two other Primary Treasury Dealers of nationally recognized standing selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and an Exchange Date on which an Interest Make-Whole Payment is due, the average, as determined by the Issuer, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the second Business Day preceding such Exchange Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between NRF and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, June 1 or December 1 as the case may be, next preceding such Interest Payment Date.

“Replaced Property” means any Property disposed of (or with respect to which the direct or indirect ownership interests in the Property Owning Entity that is the holder of such Property are disposed of) pursuant to Section 5.15.

“Required Lease Termination Deposit Amount” shall mean, with respect to any Lease Termination Payment, an amount equal to such Lease Termination Payment, less (i) the portion of such Lease Termination Payment that is paid to and/or deposited with (or for the benefit of) the holder or servicer of any mortgage loan with respect to the Property to which such Lease Termination Payment relates, (ii) the portion of such Lease Termination Payment that is paid to and/or deposited with the holder or servicer of any mezzanine loan with respect to the Property to which such Lease Termination Payment relates, and (iii) a reserve that is established and held by the Property Owning Entity in question for the reasonably anticipated tenant improvement, work allowance and leasing commission costs with respect to such Property; provided, however, that if (x) such Lease Termination Payment is with respect to a Quantum Property, and (y) on the date such Lease Termination Payment is received by the relevant Property Owning Entity, the Quantum Percentage Ownership Interest for such Quantum Property is less than 100%, then the “Required Lease Termination Deposit Amount” with respect to such Lease Termination Payment shall mean only the applicable Quantum Percentage Ownership Interest of each of the foregoing amounts described in this definition.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate client services division of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Common Stock” means Common Stock issued upon exchange of any Security that is required to bear a restrictive legend pursuant to Section 2.14(e) hereof.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Monthly Debt Service” for any Indebtedness existing as of the date of this Indenture, means, for any period, the monthly principal and interest that would be payable with respect to such Indebtedness during such period, assuming that (i) there have been no modifications to any of the terms of such Indebtedness (as such terms exist as of the date of this Indenture), and (ii) there have been no pre-payments of the principal amount of such Indebtedness (other than the regularly scheduled amortization payments pursuant to the terms of such Indebtedness, as such terms exist as of the date of this Indenture).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the $80,000,000 aggregate principal amount of 11.50% Exchangeable Senior Notes due 2013, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture on the initial Issue Date together with any Additional Securities issued in accordance with Section 2.01 of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Security Agreement” means the Security Agreement, dated as of the date hereof, between the Trustee and the Issuer, as amended.

“Significant Subsidiary” means any Subsidiary of NRF, NRF LP or Sub-REIT which is a significant subsidiary (as defined in Regulation S-X as promulgated under the Securities Act as in effect as of May 28, 2008).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its any successor thereto.

“Sub-REIT” has the meaning given in the first paragraph of this Indenture.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day during which (i) trading in securities generally occurs on the NYSE or, if the subject securities are not then listed on the NYSE, on the principal other national or regional securities exchange on which such securities are then listed or, if such securities are not then listed on a national or regional securities exchange, on the principal other market on which the subject securities are then traded, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is available for such day.

“Trading Price” means, with respect to the Securities on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for a $2,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Issuer, which may include the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, the one bid shall be used.  If the Trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Issuer, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 102% of the Closing Sale Price of the Common Stock multiplied by the Applicable Exchange Rate on such determination date.

“Triple Net Holdings Entity” means the Issuer or any Subsidiary thereof.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“U.S. Treasury Yield” means, with respect to the payment of an Interest Make-Whole Payment on an Exchange Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Exchange Date.

“Vice President,” when used with respect to NRF or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.                             Other Definitions.

Term	Defined in Section

Additional Securities	2.01
Additional Shares Change in Control	4.03(a)
Agent Members	2.03(d)
Change in Control Event Shares	4.03(a)
Consolidated Net Assets	7.01(11)
Daily Partial Cash Amount	4.11(a)(3)
Defaulted Interest	2.16
Depositary	2.03(c)
DTC	2.03(c)
Effective Date	4.03(b)
Event of Default	7.01
Exchange Agent	2.05(a)
Exchange Date	4.02
Exchange Notice	4.02
Exchange Obligation	4.11(a)
Exchange Rate	4.05
Expiration Time	4.04(e)
Initial Securities	2.01
Issuer Notice	3.01(b)
Legal Holiday	12.06
Make Whole Cap	4.03(e)(2)
Make Whole Floor	4.03(e)(3)
Outstanding	2.10(a)
Partial Cash Amount	4.11(a)(3)
Paying Agent	2.05(a)

Term	Defined in Section

Primary Registrar	2.05(a)
Purchase Agreement	2.01
QIB	2.03(c)
Redemption Notice	11.01(b)
REIT	11.01(a)
Reference Dividend	4.04(d)
Reference Event	7.01(11)
Reference Property	4.01
Registrable Security	5.10
Registrar	2.05(a)
Restrictive Legend	2.14(a)
Special Record Date	2.16
Spin-Off	4.04(c)
Stock Price	4.03(b)
TIA	8.06(a)

Section 1.03.                     Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  words in the singular include the plural, and words in the plural include the singular;

(4)                                  provisions apply to successive events and transactions;

(5)                                  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6)                                  the masculine gender includes the feminine and the neuter;

(7)                                  references to agreements and other instruments include subsequent amendments thereto; and

(8)                                  all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01.                             Title and Terms.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Section 2.08, 2.09, 2.12, 2.14, 3.04, 10.04 or 11.01, is limited to U.S. $80,000,000.  The Issuer may, subject to the prior written consent of Wachovia Capital Markets, LLC (which consent may be granted or withheld by Wachovia Capital Markets, LLC in its sole discretion) and in accordance with the purchase agreement, dated as of May 22, 2008 (the “Purchase Agreement”), among the Issuer, the Guarantors and the Initial Purchasers, but without the consent of the Holders, issue additional Securities (the “Additional Securities”) within 90 days after the initial Issue Date; provided that the Issuer shall use the same CUSIP number for any such Additional Securities as the Securities (the “Initial Securities”) issued on the initial Issue Date; provided further that the Additional Securities, together with the Initial Securities, shall in no event exceed an aggregate principal amount of $100 million; provided, however, that no Additional Securities may be issued unless fungible with the Initial Securities for U.S. Federal tax purposes.  Any Additional Securities would rank equally and ratably in right of payment with the Securities issued under this Indenture on the initial Issue Date for the Securities of this series and would be treated as a single series of debt securities for all purposes under this Indenture.

The Securities shall be known and designated as the “11.50% Exchangeable Senior Notes due 2013” of the Issuer.  Their Final Maturity Date shall be June 15, 2013 and they shall bear interest on their principal amount from May 28, 2008, or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2008, at 11.50% per annum until the principal thereof is due and at the rate of 11.50% per annum on any overdue principal and, to the extent permitted by applicable law, on any overdue interest.

The Securities shall constitute direct, unsecured, irrevocable and unconditional obligations of the Issuer and will rank pari passu among themselves and with all other present and future unsecured and unsubordinated indebtedness of the Issuer.

Interest on the Securities will be based on a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date (other than an Interest Payment Date coinciding with the Final Maturity Date, Redemption Date or Change in Control Purchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed until the next succeeding Business Day.  If the Final Maturity Date, Redemption Date or Change in Control Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Final Maturity Date, Redemption Date or Change in Control Purchase Date to such next succeeding Business Day.

Upon receipt by the Trustee of an Officer’s Certificate stating that all conditions herein to the issuance of Additional Securities have been satisfied, and in accordance with the Purchase Agreement, the Trustee shall authenticate and make available for delivery such aggregate principal amount of such Additional Securities, not to exceed a total of $20,000,000, as specified in, and upon receipt of, an Issuer Request, and such specified aggregate principal amount of such Additional Securities shall be considered part of the original aggregate principal amount of the Securities for all purposes hereof.

The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.03.

The Securities shall be redeemable at the option of the Issuer, as provided in Article 11 and shall be issued in the form of Securities set forth in Section 2.03.

The Registrable Securities are entitled to the benefits of the Registration Rights Agreement as provided by Section 5.10 and in the form of Security set forth in Section 2.03.  The Securities are entitled to the payment of Liquidated Damages as provided by Section 5.10.

The Securities shall be guaranteed by each Guarantor as provided in Article 13 and shall have endorsed thereon the Guarantee substantially in the form set forth in Section 2.03, executed by each Guarantor.

The Securities shall not have the benefit of any sinking fund obligations.

The Securities shall be exchangeable as provided in Article 4.

The Securities shall be subject to repurchase by the Issuer at the option of the Holders as provided in Article 3.

Section 2.02.                             Denominations.  The Securities shall be issuable only in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples thereof.

Section 2.03.                             Form and Dating.

(a)                                  The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage, in each case as the Issuer shall determine as evidenced by the Issuer’s execution of Securities bearing the same.   Each Security shall be dated the date of its authentication.

(b)                                 There shall be endorsed on the Securities a guarantee in substantially the form attached hereto as Exhibit B, or in such other form as shall be established by or pursuant to a resolution of the Board of Directors or in or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

(c)                                  Restricted Global Securities.  All of the Securities are initially being offered and sold through the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Any adjustment of the aggregate principal amount of a Restricted Global Security to reflect the amount of any increase or decrease in the amount of outstanding Restricted Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.14 or otherwise in accordance with the customary procedures of the Depositary and shall be made on the records of the Trustee and the Depositary.

(d)                                 Global Securities In General.  The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security legend thereon and the “Schedule of Exchanges of Securities” attached thereto).  The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security legend thereon and without the “Schedule of Exchanges of Securities” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or redemptions of such Securities.  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.14 or otherwise in accordance with the customary procedures of the Depositary and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (1) prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(e)                                  Book Entry Provisions.  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.03(e), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be held by the Trustee, as Securities Custodian for the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.04.                             Execution and Authentication.

(a)                                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited as provided in Section 2.01.

(b)                                 An Officer of Sub-REIT, in its capacity as managing member of the Issuer, on behalf of the Issuer, shall sign the Securities for the Issuer, and an Officer of each Guarantor on behalf of such Guarantor (or in the case of NRF LP, an Officer of NRF, in its capacity as general partner of NRF LP, on behalf of NRF LP) shall sign the Guarantees for each Guarantor, respectively, by manual or facsimile signature.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c)                                  If an Officer whose signature is on a Security or Guarantee no longer holds that office at the time the Trustee authenticates the Security, the Security and Guarantee shall be valid nevertheless.

(d)                                 Each Security shall be dated the date of its authentication. No Security or Guarantee thereof shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.13, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered thereunder and shall never be entitled to the benefits of this Indenture.

(e)                                  The Trustee shall authenticate and make available for delivery Securities for issue upon receipt of an Issuer Order with endorsed thereon the Guarantees executed by each Guarantor.  The Issuer Order shall specify the amount of Securities to be authenticated and to whom such Securities shall be delivered, shall provide that all such Securities will be initially represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f)                                    The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.05.                             Registrar, Paying Agent and Exchange Agent.

(a)                                  The Issuer shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for exchange (each, an “Exchange Agent”) and one or more offices or agencies where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Issuer will at all times maintain a Paying Agent, Exchange Agent, Registrar and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served in the United States.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)                                 The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to maintain a Registrar, Paying Agent, Exchange Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Issuer or any Affiliate of the Issuer may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

(c)                                  The Issuer hereby initially designates the Trustee as Paying Agent, Primary Registrar, Securities Custodian and Exchange Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture shall be served.

Section 2.06.                             Intentionally Omitted.

Section 2.07.                             Lists of Holders of Securities.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08.                             Transfer and Exchange.

(a)                                  Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.05, the Issuer shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except (i) as provided in Section 2.09(c) and (ii) that the Issuer or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that clause (ii) of this sentence shall not apply to any exchange pursuant to Section 2.12, 2.14(a), 3.03 or 4.04.

(b)                                 In the event of any redemption in whole or any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Security for another Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the date of selection, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, for another Security except the unredeemed portion of any Security being redeemed in part.

(c)                                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer and each Guarantor evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d)                                 Any Registrar appointed pursuant to Section 2.05 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)                                  Each Holder of a Security, by its acceptance thereof, agrees to indemnify the Issuer, each Guarantor and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f)                                    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof; provided, that the Trustee shall have no such duty to require delivery of certificates or examine the same concerning transfers between or among Agent Members or other beneficial owners of interests in any Global Security.

Section 2.09.                             Replacement Securities.

(a)                                  If any mutilated Security is surrendered to the Issuer, a Registrar or the Trustee, or the Issuer, the Guarantors, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer, the Guarantors, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Guarantors, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Issuer shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount having a Guarantee endorsed thereon, and bearing a number not contemporaneously outstanding.

(b)                                 If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Issuer pursuant to Article 3, or exchanged pursuant to Article 4, the Issuer in its discretion may, instead of issuing a new Security, pay, purchase or exchange such Security, as the case may be.

(c)                                  Upon the issuance of any new Securities under this Section 2.09, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d)                                 Every new Security issued pursuant to this Section 2.09 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and each Guarantor whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)                                  The provisions of this Section 2.09 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10.                             Outstanding Securities.

(a)                                  Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those exchanged pursuant to Article 4, those redeemed by the Issuer pursuant to Article 11, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.10 as not outstanding.

(b)                                 If a Security is replaced pursuant to Section 2.09, it ceases to be Outstanding unless the Issuer receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)                                  If a Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds in respect of the outstanding Securities on a Change in Control Purchase Date, Redemption Date or the Final Maturity Date money sufficient to pay the principal of, accrued interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Change in Control Purchase Date, Redemption Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.

(d)                                 Subject to the restrictions contained in Section 2.14, a Security does not cease to be Outstanding because the Issuer, the Guarantors or an Affiliate of the Issuer or the Guarantors holds the Security.

Section 2.11.                             Treasury Securities.  In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Issuer or any other obligor on the Securities or by any Affiliate of the Issuer or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Issuer or any other obligor on the Securities or any Affiliate of the Issuer or of such other obligor.

Section 2.12.                             Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities and have endorsed thereon the Guarantees duly executed by each Guarantor, but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities with Guarantees duly executed and endorsed thereon.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities to a Registrar, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities with Guarantees duly executed and endorsed thereon, of any authorized denominations and of like tenor.  Until so exchanged, Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.13.                             Cancellation.  The Issuer or any Guarantor at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase or payment.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment or cancellation and shall dispose of the canceled Securities in accordance with its customary procedures or deliver the canceled Securities to the Issuer.  All Securities which are purchased, redeemed or otherwise acquired by the Issuer or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Issuer may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has exchanged pursuant to Article 4.

Section 2.14.                             Legend; Additional Transfer and Exchange Requirements.

(a)                                  If Securities are issued upon the transfer, exchange or replacement of Securities such Securities shall bear the legends set forth on the forms of Securities attached as Exhibit A relating to restrictions on transfer of the Securities (collectively, the “Restrictive Legend”).

(b)                                 A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.14.

(c)                                  Subject to Section 2.14(b), every Security shall be subject to the restrictions on transfer provided in the Restrictive Legend.  Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

As used in this Section 2.14(c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(d)                                 The provisions below shall apply only to Global Securities:

(1)                                  Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)                                  Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered, in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)                                  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)                                  Subject to clause (6) of this Section 2.14 (d), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)                                  In the event of the occurrence of any of the events specified in clause (2) of this Section 2.14(d), the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, in the event that any such Security so issued is registered in the name of a Person other than the Depositary.

(6)                                  Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(7)                                  At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.13 of this Indenture.  At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(e)                                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon exchange of any Security shall bear the restrictive legend required to be included with a Restricted Security, until such time as the Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 (or any successor provision thereto), or unless otherwise agreed by the Issuer in writing with written notice thereof to the transfer agent.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of Common Stock, which shall not bear the restrictive legend required by this section.

Section 2.15.                             CUSIP Numbers.  The Issuer in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase or redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase or redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.16.                             Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

(1)                                  The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a date fixed by the Issuer for such purpose (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Issuer may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Article 3
repurchase

Section 3.01.                             Repurchase at Option of Holders upon a Change in Control.

(a)                                  If a Change in Control occurs, a Holder of Securities shall have the right, at its option, to require the Issuer to repurchase such Holder’s Securities not previously called for redemption, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to the Change in Control Purchase Price, subject to satisfaction by or on behalf of the Holder of the requirements set forth below.

(b)                                 Within 15 days after the occurrence of a Change in Control, the Issuer shall provide written notification to the Holders of the Change in Control and of the repurchase right arising as a result of the Change in Control (the “Issuer Notice”).  The Issuer Notice shall also be delivered to the Trustee.  The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder containing the information contemplated by Section 3.01(c) and shall state:

(1)                                  the date of such Change in Control and the clause in the definition of “Change in Control” herein under which such Change in Control falls;

(2)                                  the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent;

(3)                                  the date on which the Issuer will repurchase Securities in connection with a Change in Control, which must be not less than 30 days nor more than 40 days after the date of the Issuer Notice (such date, the “Change in Control Purchase Date”);

(4)                                  the Change in Control Purchase Price;

(5)                                  the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(6)                                  that Securities in respect of which a Change in Control Purchase Notice is provided by a Holder shall not be exchangeable;

(7)                                  that Securities must be surrendered to the Paying Agent (which surrender may, if applicable, be effected through the facilities of the Depositary) to collect payment of the Change in Control Purchase Price;

(8)                                  that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given will be paid within five Business Days after the later of the Change in Control Purchase Date or the time at which such Securities are surrendered for repurchase;

(9)                                  that, unless the Issuer defaults in making payment of the Change in Control Purchase Price, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate on and after the Change in Control Purchase Date; and

(10)                            the CUSIP number of the Securities.

The Issuer shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change in Control and publish on NRF’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

(c)                                  A Holder may exercise its rights specified in this Section 3.01 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Change in Control Purchase Notice”) to the Trustee (or any Paying Agent) at any time prior to the close of business on the second Business Day prior to the Change in Control Purchase Date, stating:

(1)                                  if such Securities are in certificated form, the certificate number(s) of the Securities which the Holder will deliver to be repurchased (if such Securities are Global Securities, the Change in Control Purchase Notice shall comply with Applicable Procedures);

(2)                                  the portion of the principal amount of the Securities to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Securities is in an authorized denomination; and

(3)                                  that such Security shall be repurchased pursuant to the applicable provisions hereof and of the Securities.

The Trustee (or any Paying Agent) shall promptly notify the Issuer in writing of the receipt by it of any Change in Control Purchase Notice.

Transfers of interests in a Global Security in compliance with the Applicable Procedures or delivery of Securities in certificated form (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent and delivery of such Security shall be conditions to the receipt by the Holder of the Change in Control Purchase Price therefor.  Holders electing to require the Issuer to repurchase Securities must effect such transfer or delivery to the Paying Agent prior to the Change in Control Purchase Date to receive payment of the Change in Control Purchase Price.

(d)                                 A Change in Control Purchase Notice is irrevocable and may not be withdrawn.

(e)                                  On or before 11:59 a.m. (New York City time) on the Change in Control Purchase Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the aggregate Change in Control Purchase Price of the Securities to be purchased pursuant to this Section 3.01.  If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date or the Business Day following the Change in Control Purchase Date, then, on and after such date, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue and all rights of the Holders of such Securities shall terminate (other than the right to receive the Change in Control Purchase Price after delivery or transfer of the Securities).  Such will be the case whether or not book entry transfer of the Securities in book entry form is made and whether or not Securities in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

(f)                                    Notwithstanding the foregoing, no Securities may be repurchased by the Issuer in accordance with the provisions of this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Securities and the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to such dates.

Section 3.02.                             Repayment to the Issuer.  To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.01 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof that the Issuer is obligated to purchase, then promptly after the Change in Control Purchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Issuer.

Section 3.03.                             Securities Purchased in Part.  Any Global Security that is to be purchased only in part shall be adjusted to reflect the amount of any decrease in the amount of outstanding Securities represented thereby by the Trustee in accordance with instructions given by an Issuer Order and shall be made on the records of the Trustee and the Depositary. Any Security issued that in certificated form that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.04.                             Repurchase of Securities by Third Parties.  The Issuer may arrange for a third party to purchase any Securities for which the Issuer has received a valid Change in Control Purchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth herein. If a third party purchases any Securities under these circumstances, then interest will continue to accrue on those Securities and those Securities will continue to be Outstanding after the Change in Control Purchase Date. The third party subsequently may resell those purchased Securities to other Holders, and those Securities will be fungible with all other Securities then Outstanding.

Section 3.05.                             Purchase of Securities in Open Market.  The Issuer may from time to time repurchase the Securities in open market purchases or negotiated transactions at varying prices without prior notice to Holders. Any Security that the Issuer purchases or a third party purchases may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the Initial Purchasers, be reissued or resold or may, at the Issuer’s or such third party’s option, be surrendered to the Trustee for cancellation. Any Securities surrendered for cancellation may not be reissued or resold and will be canceled promptly in accordance with Section 2.13.

Article 4
EXCHANGE

Section 4.01.                             Right to Exchange.  Subject to the restrictions on ownership of Common Stock as set forth in Section 4.12 hereof and the conditions set forth in this Article 4, a Holder of any Securities not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange each $1,000 principal amount of Securities, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Issuer’s option, by surrender of such Securities so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 4, (a) at any time on or after March 15, 2013 and prior to the close of business on the second Business Day immediately prior to the Final Maturity Date, and (b) upon occurrence of any of the following events:

(i)                                     Exchange Upon Satisfaction of Market Price Condition. During any Measurement Period (and only during such period) prior to the second Business Day prior to the Final Maturity Date, if the Closing Sale Price of a share of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days beginning on the first day of such Measurement Period is more than 130% of the Exchange Price per share of Common Stock in effect on the first day of such Measurement Period.

The Issuer, or the Trustee at the request of the Issuer, (or other Exchange Agent appointed by the Issuer) shall, on behalf of the Issuer, determine on a daily basis during the time period specified in this Section 4.01(b)(i) whether the Securities shall be exchangeable as a result of the occurrence of an event specified in this clause (i) and, if the Securities shall be so exchangeable, the Trustee (or other Exchange Agent appointed by the Issuer) shall promptly deliver to the Issuer and the Trustee (if the Trustee is not the Exchange Agent) written notice thereof.  A Holder who validly submits Securities for exchange prior to June 15, 2011 pursuant to this Section 4.01(b)(i) will be entitled to an Interest Make-Whole Payment.

(ii)                                  Exchange Upon Satisfaction of Trading Price Condition. During the five consecutive Trading Day period following any five consecutive Trading Days in which the average of the Trading Prices per $1,000 principal amount of Securities during such five consecutive Trading Day period was less than 102% of the product of the average of Closing Sale Prices of the Common Stock for such period, multiplied by the average of the Applicable Exchange Rates for each Trading Day in effect during such five consecutive Trading Day period.

The Trustee shall have no obligation to determine the Trading Price of the Securities unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 102% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate, whereupon the Issuer shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 102% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate.  If the Issuer does not request a determination from the Trustee when so required by the Holders, the Trading Price of the Securities shall be deemed to be less than 102% of the Closing Sale Price per share of Common Stock multiplied by the Applicable Exchange Rate on each day that the Issuer fails to do so.

(iii)                               Exchange Upon Notice of Redemption. Such Securities have been called for redemption, in which event a Holder may surrender for exchange any of the Securities called for redemption at any time prior to the close of business on the third Business Day immediately prior to Redemption Date even if the Securities are not otherwise exchangeable at such time.

(iv)                              Exchange Upon Delisting of the Common Stock. At any time beginning on the first Business Day after the Common Stock shall have ceased to be listed on a U.S. national securities exchange for a period of 30 consecutive Trading Days.  The Issuer shall give notice to Holders within five Business Days following the completion of such 30 consecutive Trading Day period.

(v)                                 Exchange Upon Specified Transactions.  NRF elects to:

(1)                                  distribute to all holders of Common Stock rights, warrants or options entitling them to purchase, for a period of up to 45 days after the issuance thereof, shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the declaration date of such distribution; or

(2)                                  distribute to all holders of Common Stock the Issuer’s assets, debt securities or rights to purchase securities of the Issuer, which distribution has a per share value exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, in which event, the Issuer must notify the Holders at least 20 calendar days prior to the Ex-Dividend date for such distribution, giving Holders the right to surrender their Securities for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or an announcement by the Issuer that such distribution will not take place; provided, however, that a Holder may not exercise the right to exchange if the Holder may participate, on an as-exchanged basis, in the distribution without exchange of the Securities.

In addition, if NRF is a party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be converted into cash, securities or other property (the “Reference Property”), a Holder may surrender Securities for exchange at any time from and after the date that is 15 Business Days prior to the anticipated effective date of the transaction until 15 Business Days after the actual date of such transaction.  The Issuer shall notify Holders as promptly as practicable following the date NRF publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of the transaction).  If NRF is a party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be exchanged into Reference Property, then at the effective time of the transaction, the Holder’s right to exchange the Securities for Common Stock shall be changed into a right to exchange the Securities into the kind and amount of Reference Property that the Holder would have received if the Holder had exchanged its Securities immediately prior to the effective time of the transaction.  For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by stockholders that affirmatively make such an election in such transaction.

If a Holder exchanges its Securities pursuant to this Section 4.01(b)(v) and, if such Holder shall be entitled to an adjustment for additional Common Stock as provided by Section 4.03 hereof, the exchange of the Securities shall settle after the effective time of the transaction.  If a Holder exchanges its Securities at any time following the effective time of the transaction, the amount will be paid based on the kind and amount of Reference Property.

A Holder of Securities is not entitled to any rights of a Holder of Common Stock until such Holder has exchanged its Securities and received upon exchange thereof Common Stock.

Section 4.02.                             Exercise of Exchange Right; No Adjustment for Interest or Dividends.  In order to exercise the exchange right with respect to any Security in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the City of New York or, at the option of such Holder, the Corporate Trust Office, such Security with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof (the “Exchange Notice”), duly completed and signed manually or by facsimile, together with such Securities duly endorsed for transfer, accompanied by the funds, if any, required by this Section 4.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 4.07.

To exchange the Securities, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Securities that are in certificated form, surrender the Securities to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Securities shall have been tendered for exchange (the “Exchange Date”).

Whether the Securities to be exchanged are Global Securities or held in certificated form, the Exchange Notice will require the Holder to certify that it or the Person on whose behalf the Securities are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

Upon surrender of a Security for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law (and not otherwise delivered by the Holder in cash).

If the Issuer is required to deliver Common Stock upon settlement in accordance with Sections 4.03 and 4.11, if applicable, not later than the third Trading Day following the end of the Applicable Exchange Measurement Period, after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares of Common Stock issuable on exchange are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 4, the Issuer shall deliver to such Holder at the office or agency maintained by the Issuer for such purpose pursuant to Section 2.05 hereof, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such Security or portion thereof as determined by the Issuer in accordance with the provisions of Sections 4.03 and 4.11, (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange, calculated by the Issuer as provided in Section 4.06, and (iii) if applicable, an amount in cash equal to any applicable Interest Make-Whole Payment. The cash, and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Securities are exchanged (and cash in lieu of fractional shares) will be delivered to an exchanging holder after satisfaction of the requirements for exchange set forth above, in accordance with this Section 4.02 and Sections 4.03 (if applicable) and 4.11.

The Person in whose name any certificate or certificates for Common Stock shall be issuable upon such exchange shall be deemed to have become on said date the holder of record of the shares represented thereby, to the extent permitted by applicable law; provided that any such surrender on any date when the stock transfer books of NRF shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such exchange shall be at the Exchange Rate in effect on the Exchange Date.

Any Security or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the Regular Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Securities in connection with a redemption and the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the next Interest Payment Date, (2) if a Holder exchanges its Securities in connection with a Change in Control and the Issuer has specified a Change in Control Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (3) on Securities that are exchanged after the last Regular Record Date for the payment of interest on the Securities, or (4) with respect to overdue interest if any overdue interest exists at the time of exchange with respect to such Securities. Except as otherwise provided above in this paragraph, no payment or other adjustment shall be made for interest accrued on any Security exchanged or for dividends on any shares issued upon the exchange of such Security as provided in this Section 4.02.

Upon the exchange of an interest in a Global Security, the Trustee (or other Exchange Agent appointed by the Issuer), or the Securities Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Securities effected through any Exchange Agent other than the Trustee.

Upon the exchange of a Security, a Holder will not receive any cash payment of interest (unless such exchange occurs between a Regular Record Date and the Interest Payment Date to which it relates as described above) and the Issuer will not adjust the Exchange Rate to account for accrued and unpaid interest. The Issuer’s delivery to the Holder of cash or shares of Common Stock will be deemed to satisfy the Issuer’s obligation with respect to such Security. Accordingly, the accrued but unpaid interest attributable to the period from the Issue Date of the Security, or from the most recent date on which interest has been duly paid or provided for, if later, to the Exchange Date, with respect to the exchanged Security, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and, if applicable, Common Stock (together with the cash payment, if any in lieu of fractional shares, as well as any Interest Make-Whole Payment, if and as applicable) in exchange for the Security being exchanged pursuant to the provisions hereof.

In case any Security of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.02 hereof, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to the Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Security.

Section 4.03.                             Exchange Rate Adjustment After Certain Change in Control.

(a)                                  Subject to the provisions hereof, if a Holder elects to exchange its Securities following the consummation of any transaction described in clause (1) or clause (2) of the definition of Change in Control (the “Additional Shares Change in Control”) and a Holder elects to exchange Securities in connection with such transaction pursuant to Section 4.01(b)(v), the Issuer will increase the Applicable Exchange Rate for the Securities surrendered for exchange by a number of additional shares of Common Stock described below (the “Change in Control Event

Shares”).  An exchange of Securities will be deemed for these purposes to be “in connection with” such Additional Shares Change in Control if the notice of exchange of the Securities is received by the Exchange Agent on or after the date which is 15 days prior to the anticipated effective date of the Additional Shares Change in Control and, on or prior to the fifteenth Business Day following the effective date of the Additional Shares Change in Control (or if earlier and to the extent applicable, the close of business on the second Trading Day immediately preceding the day on which the Issuer is required to repurchase Securities pursuant to Section 3.01 hereof).

(b)                                 The number of Change in Control Event Shares shall be determined by reference to the table in paragraph (e) below and shall be based on the date on which the Additional Shares Change in Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the relevant Change in Control transaction, the Stock Price will equal the cash amount paid per share of Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Effective Date.

(c)                                  Notwithstanding anything herein to the contrary, in no event shall the total number of shares of Common Stock issuable upon exchange exceed 100 shares per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Exchange Rate as set forth in Section 4.04 hereof.

(d)                                 The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Securities is adjusted pursuant to Section 4.04. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.  In addition, the number of additional shares of Common Stock will be subject to adjustment in the same manner as the Exchange Rate set forth under Section 4.04 hereof.

(e)                                  Subject to paragraph (c) of this Section 4.03, the following table sets forth the Stock Price and number of Change in Control Event Shares issuable per $1,000 principal amount of Securities:

	Stock Price
Effective Date	$10.00	$10.50	$11.00	$11.50	$12.00	$12.50	$13.00	$13.50
May 28, 2008	16.67	13.92	10.12	6.79	4.67	2.06	0.35	0.00
June 15, 2009	16.67	13.21	9.53	6.55	4.03	1.91	0.17	0.00
June 15, 2010	16.67	12.86	9.19	6.22	3.74	1.73	0.00	0.00
June 15, 2011	16.67	12.70	9.08	6.03	3.50	1.46	0.00	0.00
June 15, 2012	16.67	12.11	8.26	5.06	2.49	0.50	0.00	0.00
June 15, 2013	16.67	11.40	7.07	3.12	0.00	0.00	0.00	0.00

The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

(1)                                  if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Change in Control Event Shares will be determined by a straight-line interpolation between the number of Change in Control Event Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(2)                                  if the Stock Price is in excess of $13.50 per share of Common Stock, subject to adjustment (the “Make Whole Cap”), no Change in Control Event Shares will be issued upon exchange; and

(3)                                  if the Stock Price is less than $10.00 per share of Common Stock, subject to adjustment (the “Make Whole Floor”), no Change in Control Event Shares will be issued upon exchange.

The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Securities is adjusted pursuant to Section 4.04 hereof

Section 4.04.                             Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Issuer as follows:

(a)                                  If NRF issues shares of Common Stock as a dividend or distribution on the Common Stock to all holders of Common Stock, or if NRF effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × OS1/OS0

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

ER1 = the Exchange Rate in effect on and immediately after the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

OS0 = the number of shares of Common Stock outstanding on the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as applicable; and

OS1 = the number of shares of Common Stock outstanding on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable, as if such dividend, distribution, split or combination occurred at that time.

If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If NRF issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock or securities convertible into Common Stock within 45 days after the issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share less than the Closing Sale Price of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula (provided that the Exchange Rate will be readjusted to the extent that such rights, warrants, options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

ER1 = ER0 × (OS0 + X)/(OS0 + Y)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such issuance;

ER1 = the Exchange Rate in effect on and immediately after the Ex-Dividend Date for such issuance;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such issuance;

X = the number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the Holders to subscribe for or purchase or exercise a conversion right for Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by NRF for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

If any right, warrant, option, other security or convertible security described in paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the exchange rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c)                                  If NRF distributes shares of capital stock, evidences of indebtedness or other assets or property of NRF to all holders of Common Stock, excluding:

(1)                                  dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above;

(2)                                  dividends or distributions paid exclusively in cash; and

(3)                                  Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × SP0/(SP0 - FMV)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the Exchange Rate in effect on and immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding  the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

With respect to an adjustment pursuant to this paragraph (c), where there has been a payment of a dividend or other distribution on Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of NRF (a “Spin-Off”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × (FMV0 + MP0)/MP0

where

ER0 = the Exchange Rate in effect immediately prior to the effective date of the Spin-Off;

ER1 = the Exchange Rate in effect on and immediately after the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Days after the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d)                                 If following the date of original issuance of the Securities, NRF makes any cash dividend or distribution to all holders of Common Stock in aggregate amount that, together with other cash dividends or distributions during such quarterly fiscal period, on a per share basis, exceeds $0.36 (the “Reference Dividend”) the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × SP0 /(SP0 - C)

where

ER0 = the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 = the Exchange Rate in effect on and immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the period of the ten consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share that NRF distributes to holders of Common Stock during such quarterly fiscal period in excess of the Reference Dividend.

If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment will be made to the Reference Dividend for any adjustment to the Exchange Rate under this paragraph (d).

(e)                                  If NRF or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × (AC + (SPI × OS1))/(SP1 × OS0)

where

ER0 = the Exchange Rate in effect on the date such tender offer or exchange offer expires;

ER1 = the Exchange Rate in effect on the day next succeeding the date such tender offer or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer); and

SP1 = the average of the Closing Sale Price of the Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.

If NRF or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer, but it or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

(f)                                    Notwithstanding the foregoing, in no event shall the adjustments arising under paragraph (d) or (e) of this Section 4.04 cause the Exchange Rate to exceed 100 shares per $1,000 principal amount of Securities, subject to the adjustments in paragraphs (a), (b) and (c) of this Section 4.04.

(g)                                 If NRF adopts a shareholder rights plan while any Securities remain outstanding, Holders of Securities will receive, upon an exchange of Securities for shares of Common Stock, in addition to Common Stock, rights under such shareholder rights plan unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock.  If the rights provided for in the rights plan adopted by NRF have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Securities would not be entitled to receive any rights in respect of Common Stock issuable upon exchange of the Securities, the Exchange Rate will be adjusted at the time of separation as if NRF had distributed, to all holders of Common Stock, shares of capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.04(c) hereof, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.  In lieu of any such adjustment, NRF may amend such applicable shareholder rights agreement to provide that upon exchange of Securities, the Holders will receive, in addition to Common Stock issuable upon such exchange, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such shareholders rights plan.

(h)                                 In addition to the adjustments pursuant to paragraphs (a) through (g) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of the capital stock of NRF resulting from any dividend or distribution of capital stock (or rights to acquire shares of Common Stock) or from any event treated as such for income tax purposes. The Issuer may also, from time to time, to the extent permitted by applicable law increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or NRF. If the Issuer makes such determination, it will be conclusive and the Issuer shall mail to Holders a notice of the increased Exchange Rate at least 15 days prior to the date the increased Exchange Rate takes effect in accordance with applicable law and such notice shall state the increased exchange rate and the period during which it will be in effect.

The Issuer shall not make any adjustment to the Exchange Rate if Holders are permitted to participate in the dividend, distribution or transaction, on an as-exchanged basis, in the transactions in this Section 4.04.

(i)                                     Notwithstanding anything to the contrary contained herein, the applicable Exchange Price and Exchange Rate will not be adjusted upon certain events, including but not limited to:

(1)                                  the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of NRF and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)                                  the issuance of any shares of Common Stock or Issuer partnership units or options or rights to purchase those shares or units pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Issuer or NRF;

(3)                                  the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

(4)                                  a change in the par value of the Common Stock;

(5)                                  accumulated and unpaid dividends or distributions; and

(6)                                  as a result of a tender offer solely to holders of less than 100 shares of Common Stock; and

(7)                                  for the avoidance of doubt, the issuance of limited partnership units by NRF LP, the issuance of any membership interests by the Issuer, the issuance of the Common Stock or the common stock of Sub-REIT or the payment of cash upon redemption thereof.

(j)                                     No adjustment in the applicable Exchange Price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable Exchange Price.  If the adjustment is not made because the adjustment does not change the Exchange Price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, upon exchange of the Securities, upon required repurchases of the Securities in connection with a Change in Control pursuant to Section 3.01, upon redemption of the Securities pursuant to Section 11.01 and five Business Days prior to the Final Maturity Date, all adjustments not previously made shall be made.  Except as specifically described above, the applicable Exchange Price shall not be subject to adjustment in the case of the issuance of any shares of Common Stock or NRF’s preferred shares, or securities exchangeable for or convertible into common stock or NRF’s preferred shares.

(k)                                  Whenever the Exchange Rate is adjusted as herein provided, NRF or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, NRF or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                                     For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of NRF but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(m)                               For purposes of this Section 4.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or into which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

Section 4.05.                             Exchange Rate.  The initial Exchange Rate for the Securities is 83.3333 shares of Common Stock per each $1,000 principal amount of the Securities, subject to adjustment as provided in Sections 4.03 and 4.04 (herein called the “Exchange Rate”).

Section 4.06.                             Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Security or Securities, the Issuer shall make an adjustment and payment therefor in cash to the Holder of Securities at a price equal to the Closing Sale Price of the Common Stock on the last day of the Applicable Exchange Measurement Period.

Section 4.07.                             Taxes on Shares Issued.  If a Holder exchanges Securities, the Issuer will pay any documentary stamp or similar issue or transfer tax due on the delivery of Common Stock upon the exchange, if any, unless the tax is due because the Holder requests the shares to be delivered to a person other than the Holder, in which case the Holder will pay the tax.  Shares of Common Stock shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

Section 4.08.                             Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  NRF shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Stock to provide for the exchange of the Securities as required by this Indenture from time to time as such Securities are presented for exchange to the extent the Issuer has elected to settle the exchange of the Securities in Common Stock.

The Issuer covenants that all Common Stock issued upon exchange of Securities will upon issue be fully paid and non-assessable by NRF and free from all taxes, liens and charges with respect to the issue thereof, provided that if certain of the possible adjustments to the exchange price are made, a Holder shall be deemed to have a received a distribution from the Issuer even though such Holder has not received any cash or property as a result of such adjustments, the Issuer intends to withhold Federal income tax (in the case of Foreign Note Holders) on any deemed distribution from the Issuer from cash payments of interest otherwise payable on the Securities and payments upon a redemption or exchange of the Securities.

The Issuer covenants that, if any Common Stock to be provided for the purpose of exchange of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, NRF shall, as expeditiously as practicable, secure such registration or approval, as the case may be, provided, however, that Common Stock provided for exchange hereunder need not be registered under the U.S. Federal securities laws and each recipient of such Common Stock shall have the rights set forth in the Registration Rights Agreement.

Section 4.09.                             Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate, Interest Make-Whole Payment or Exchange Price or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Security; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.03 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders upon the exchange of their Securities after any event referred to in such Section 4.03 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01(f), may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

Section 4.10.                             Notice to Holders Prior to Certain Actions.  In case:

(a)                                  NRF shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 4.04; or

(b)                                 NRF shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)                                  of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or NRF is a party and for which approval of any stockholders of NRF is required, or of the sale or transfer of all or substantially all of the assets of NRF; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of NRF;

the Issuer shall cause to be filed with the Trustee a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 4.11.                             Settlement upon Exchange.  (a)  Upon exchange of any Securities, subject to Sections 4.01, 4.02 and this Section 4.11, the Issuer shall satisfy its obligation upon exchange (the “Exchange Obligation”) by payment and delivery on or prior to the third Trading Day immediately following the last day of the Applicable Exchange Measurement Period, at the Issuer’s option, of cash, shares of Common Stock or a combination of cash and shares of Common Stock for each $1,000 aggregate principal amount of Securities tendered for exchange in accordance with their terms, as follows:

(1)                                  Share Settlement.  If the Issuer elects to satisfy the entire Exchange Obligation in shares of Common Stock, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, a number of shares of Common Stock equal to the Applicable Exchange Rate divided by 20.

(2)                                  Cash Settlement.  If the Issuer elects to satisfy the entire Exchange Obligation in cash, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, cash in an amount equal to the Daily Exchange Value.

(3)                                  Combined Settlement.  If the Issuer elects to satisfy a portion of the Exchange Obligation in cash (expressed either as a dollar amount or as a percentage of the Daily Exchange Value, each, the “Partial Cash Amount”) and a portion in shares of Common Stock, then the Issuer shall deliver, for each Trading Day in the Applicable Exchange Measurement Period, (A) the lesser of (x) such Partial Cash Amount divided by 20 or, if expressed as a percentage of the exchange obligation, such Partial Cash Amount will be calculated as a percentage of the Daily Exchange Value (the “Daily Partial Cash Amount”) and (y) the Daily Exchange Value, plus (B) a number of shares of Common Stock equal to (x) the excess, if any, of the Daily Exchange Value over such Daily Partial Cash Amount divided by (y) the Daily VWAP of the Common Stock for such day.

(b)                                 The Issuer shall initially elect the Partial Cash Amount to be the principal amount of the Securities and shall deliver any amount of the aggregate Daily Exchange Value in excess of the principal amount of the Securities, if any, in Common Stock; provided that such election is revocable and the Issuer may make any future election revocably or irrevocably.  Upon changing such election, the Issuer shall promptly (i) issue a press release and post such information on NRF’s website or otherwise publicly disclose such information and (ii) provide written notice to the Trustee of the Securities in the manner contemplated herein.  The Issuer may not make any change to such election subsequent to May 15, 2013.  No change in election on or after the

Exchange Date shall affect the exchanging Holder with respect to Securities submitted for exchange by such Holder.

(c)                                  The Issuer will deliver cash in lieu of any fractional share of Common Stock issuable in connection with the payment of the shares of the Common Stock on the last day of the Applicable Exchange Measurement Period.

Section 4.12.                             Ownership Limit.  Notwithstanding any other provision of the Securities, no Holders of Securities shall be entitled to receive shares of Common Stock upon an exchange of Securities to the extent that receipt of such shares of Common Stock would cause such Holder (together with such Holder’s Affiliates) to exceed the ownership limit contained in NRF’s charter.  Any attempted exchange of Securities in excess of such ownership limit, in the absence of such a waiver, shall be void to the extent of such excess, and the related Securities or portions thereof shall be returned by the Issuer to the Holder as promptly as practicable.  The Issuer shall have no further obligation to the Holder with respect to such voided exchange and such Securities will be treated as if they had not been submitted for exchange.  A Holder of returned Securities may resubmit such Securities for exchange at a later date subject to compliance with the terms hereof and the ownership limitations described in this Section 4.12.  Notwithstanding the foregoing provisions of this Section 4.12, in the event a Holder attempts to exchange Securities but is prevented from doing so as a result of the ownership limitation, the Issuer may, at its option, pay cash to such Holder upon such exchange as provided herein.

Section 4.13.                             Calculation in Respect of Securities.  Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Issuer. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any accrued interest payable on the Securities and the Exchange Rate of the Securities.  All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Securities and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Securities upon request.

ARTICLE 5
COVENANTS

Section 5.01.                             Payment of Securities.

(a)                                  The Issuer shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture.  Any payment hereunder shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.  Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose.  The Issuer shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such overdue interest shall be payable on demand.

(b)                                 Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Issuer maintained for that purpose or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date.  Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

(c)                                  The Issuer shall comply with any requirement to withhold any taxes with respect to (i) payments made pursuant to the terms of this Indenture (including without limitation, interest and original issue discount), (ii) redemption payments, (iii) any exchange of the Securities and (iv) any deemed payment or distribution made with respect to the Securities as a result of an adjustment to the Exchange Rate.  To the extent the Issuer determines in its sole discretion that the Issuer is required to withhold any taxes with respect to a deemed payment or distribution with respect to a Security on account of an adjustment to the Exchange Rate, the Issuer shall withhold such amount from payments otherwise due hereunder to the holder of such Security and report such withholding to the Holders affected if and as required by law.  Any amount withheld by the Issuer pursuant to this Section 5.01(c) with respect to a Security shall be treated for all purposes of this Indenture as if it had been paid directly to the holder of such Security.

Section 5.02.                             Money for Securities Payments to be Held in Trust.  If the Issuer, any Guarantor or any of their Affiliates shall at any time act as its own Paying Agent with respect to the Securities, the Issuer or the Guarantor, as the case may be, will, on or before each due date of the Persons entitled thereto a sum sufficient to pay the principal and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

(a)                                  Whenever the Issuer or any Guarantor shall have one or more Paying Agents for any series of Securities, the Issuer or such Guarantor, as the case may be, will, prior to each due date of the principal of or any interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount and (unless such Paying Agent is the Trustee) the Issuer or such Guarantor, as the case may be, will promptly notify the Trustee of its action or failure to act.

(b)                                 The Issuer or any Guarantor will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provision of this Section 5.02, that such Paying Agent will, during the continuance of any default by the Issuer or the Guarantors (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(c)                                  The Issuer or any Guarantor may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an Issuer Order or NRF Order, as the case may be, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or any Guarantor, as the case may be, or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer, NRF or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)                                 Any money deposited with the Trustee or the Paying Agent, or then held by the Issuer or any Guarantor in trust for the payment of the principal of or any interest on any Security of any series and remaining unclaimed for two years after such principal or interest has become due or payable shall be paid to the Issuer or any Guarantor or (if then held by the Issuer or any Guarantor, as applicable) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer and the Guarantors, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 5.03.                             Reports.

(a)                                  So long as the Issuer is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to Holders of Securities and beneficial owners and prospective purchasers thereof the information with respect to the Issuer required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such Securities.

(b)                                 The Issuer shall provide the Trustee, upon request, within 15 days after NRF is required to file the same with the SEC, copies of the annual reports and information, documents and other reports (or copies of such portions any of the foregoing as the SEC may prescribe) which NRF is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.  If NRF is not required to file information, documents or reports pursuant to either of those sections, then the Issuer shall provide to the Trustee upon request and to the SEC such reports as may be prescribed to be filed by NRF by the SEC at such time.  To the extent that NRF has filed such information with the SEC through the SEC’s EDGAR system, or any successor system employed by the SEC, the Issuer shall be deemed to have complied with the requirement of this Section 5.03(b).

Section 5.04.                             Compliance Certificates.  The Issuer and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2008), an Officer’s Certificate as to the signer’s knowledge of the Issuer’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default.  If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same.  For the purposes of this Section 5.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 5.05.                             Further Instruments and Acts.  Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.06.                             Maintenance of Existence as a Limited Partnership.  Subject to Article 6, the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited partnership or corporation, respectively.

Section 5.07.                             Stay, Extension and Usury Laws.  The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or accrued but unpaid interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Issuer and the Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08.                             Calculation of Original Issue Discount.  The Issuer shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Securities as of the end of such year, but only if as of the end of such year Securities issued at an original issue discount are then outstanding.

Section 5.09.                             Maintenance of Office or Agency.  The Issuer will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01.  The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency.

Section 5.10.                             Registration Rights.

The Issuer agrees that the Holders from time to time of Registrable Securities (as defined below) are entitled to the benefits of the Registration Rights Agreement.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages provided for in the Securities to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of the Securities and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof or thereof shall not be construed as excluding Liquidated Damages in those provisions hereof  or thereof where such express mention is not made.

For the purposes of this Indenture and the Registration Rights Agreement, “Registrable Securities” means all or any portion of the shares of Common Stock issued or issuable upon exchange of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer Restricted Common Stock.

If the shares of Common Stock issued or issuable upon exchange of a Security, are Registrable Securities, and if the Holder thereof elects to sell such Registrable Securities pursuant to a registration statement filed pursuant to the Registration Rights Agreement then, by its acceptance thereof, the Holder of such Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

For the purposes of the Registration Rights Agreement, the term “Holder” means any Person that is a Holder of Securities or a holder of record of Registrable Securities.

If Liquidated Damages are payable under the Registration Rights Agreement, the Issuer shall deliver to the Trustee a certificate to that effect stating (i) the amount of Liquidated Damages that is payable and (ii) the date on which Liquidated Damages are payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.  If Liquidated Damages have been paid by the Issuer directly to the persons entitled to them, the Issuer shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 5.11.                             Prohibited Indebtedness.  The Issuer agrees that it shall not, and shall not permit any Subsidiary thereof to, incur, assume or otherwise permit to exist any Indebtedness of any Triple Net Holdings Entity, other than:

(a)                                  Indebtedness of the Issuer evidenced by the Securities;

(b)                                 Indebtedness of the Issuer to one or more of its wholly-owned Subsidiaries, provided that such Indebtedness is unsecured and expressly subordinated to the Securities and expressly provides that no payment will be made under such Indebtedness during the continuance of an Event of Default;

(c)                                  Indebtedness of any wholly-owned Subsidiary of the Issuer to the Issuer or any other wholly-owned Subsidiary of the Issuer;

(d)                                 Indebtedness existing on the date of this Indenture;

(e)                                  Indebtedness of any Triple Net Holdings Entity incurred to finance the acquisition, construction or improvement of real estate or related fixed or capital assets used or useful in the business of such Triple Net Holdings Entity (including any mezzanine financing and any Indebtedness assumed by any such Subsidiary in connection with such acquisition), provided that (1) such Indebtedness is incurred prior to or within one year after such acquisition or the completion of such construction or improvement, (2) the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (3) any Lien created or assumed in connection with any such Indebtedness shall be limited to the specified asset being financed (including (x) additions, improvements, fixtures, ascensions and the proceeds of the foregoing and (y) in the case of a mezzanine loan obtained in connection with the acquisition of any Replacement Property, the ownership interests in the Property Owning Entity that acquires such Replacement Property); provided, however, that this clause (3) shall not apply to Indebtedness incurred in connection with the expansions of the improvements at the Cott  Beverages Property and/or the Covance Property;

(f)                                    Indebtedness incurred to finance the acquisition, by the Issuer or a wholly-owned Subsidiary thereof, of all or a portion of the indirect ownership interests in the Quantum Properties that are not held by the Issuer or a Subsidiary thereof as of the date of this Indenture (including in connection with the exercise of the Quantum Buy-Sell Provision); provided that such Indebtedness is incurred within one year after such acquisition;

(g)                                 Indebtedness of any person that becomes a Subsidiary of the Issuer, provided that such Indebtedness exists at the time such Person becomes such a Subsidiary and is not created in contemplation of or in connection with such Person becoming such a Subsidiary; and

(h)                                 extensions, renewals, modifications and replacements of any Indebtedness described above that do not  (1) accelerate the maturity date thereof to a date that occurs on or prior to the maturity date of the Securities, (2) increase (excluding all fees and reasonable expenses incurred and financed in connection therewith) the outstanding principal amount of such Indebtedness over the amount of such Indebtedness (x) existing as of the date of this Indenture (if such Indebtedness existed as of the date of this Indenture) or (y) over the amount of such Indebtedness at the time it was incurred (if such Indebtedness was incurred after the date of this Indenture in compliance with this Section 5.11), or (3) accelerate the scheduled amortization on such Indebtedness in a manner that, during the period from the date of such extension, renewal, modification or replacement through and including the maturity date of the Securities, would increase the weighted average scheduled monthly debt service thereunder (x) over the amount of the weighted average Scheduled Monthly Debt Service for such Indebtedness for such period, if such Indebtedness existed as of the date of this Indenture, or (y) over the amount of the weighted average scheduled monthly debt service for such period under such Indebtedness (assuming no change in the terms thereof after such Indebtedness was first incurred), if such Indebtedness was incurred after the date of this Indenture in compliance with this Section 5.11; provided, however, that the preceding clause (3) shall not apply to any extension, renewal, modification or replacement of any existing Indebtedness with respect to the Cott Beverages Property or the GSA Property.

Section 5.12.                             Prohibited Liens.  The Issuer agrees that it shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on (1) the Collateral Accounts, the Cash Equivalents on deposit in the Collateral Accounts and the other proceeds at any time on deposit therein, (2) any equity interests owned by the Issuer or any of its Subsidiaries in any Subsidiaries of the Issuer, or (3) any inter-company debt among the Issuer and its Subsidiaries, other than (in each of the foregoing instances) the following (each, a “Permitted Lien”):

(a)                                  Liens in favor of the Trustee for its benefit and the benefit of the Holders;

(b)                                 Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)                                  Liens in favor of a financial institution (under common or statutory law) encumbering deposits (including the right of set off) held by such financial institution in the ordinary course of its commercial business and that are within the general parameters customary in the banking industry and do not secure indebtedness for borrowed money;

(d)                                 Liens arising out of judgments, attachments or awards not resulting in an Event of Default;

(e)                                  with respect to equity interests owned by the Issuer or any of its Subsidiaries, Liens in favor of the holders of Indebtedness permitted under this Indenture, so long as such Liens are limited to the equity of the relevant Subsidiary or its parent that incurred such Indebtedness; and

(f)                                    with respect to inter-company Indebtedness, liens in favor of the Issuer.

In addition, the Guarantors shall not create, incur, assume or permit to exist any Lien on the  membership interests in the Issuer, other than a Permitted Lien.

Section 5.13.                             Prohibited Pre-Payments of Indebtedness.  The Issuer shall not, and shall not permit any of its Subsidiaries to, use any Realized Property Net Cash Flow to pre-pay principal on any Indebtedness of any Triple Net Holdings Entity except (a) any payments (including reserves, escrows and pre-payments) that are required by the terms of any Indebtedness permitted by this Indenture, (b) payment in full of the applicable Indebtedness in connection with, and with the proceeds of, the transfer of a Property (or the equity interest in a Subsidiary that holds a Property) that is permitted under this Indenture, (c) payment in full of the applicable Indebtedness in connection with, and with the proceeds of, any extension, renewal, modification or replacement of such Indebtedness that is permitted under this Indenture, (d) payment in whole or in part of the applicable Indebtedness with the proceeds of a Lease Termination Payment, and (e) pre-payment in whole or in part of the Securities, to the extent that such pre-payment is otherwise permitted by this Indenture; provided, however, that the restrictions in this Section 5.13 shall not apply to any Realized Property Net Cash Flow that is deposited into the Cash Flow Sub Account and subsequently withdrawn therefrom in accordance with Section 5.18.

Section 5.14.                             Prohibition on Consensual Restrictions on Distributions.  The Issuer shall not, and shall not permit any of its Subsidiaries to, create any consensual encumbrance or consensual restriction on the ability of any such Subsidiary of the Issuer to (i)  make any distributions on any of such Subsidiary’s equity interests owned by the Issuer or by any other Subsidiary of the Issuer, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Issuer or to any other Subsidiary of the Issuer, (iii) make loans or advances to the Issuer or to any other Subsidiary of the Issuer, or (iv) transfer any of its property or assets to the Issuer or to any other Subsidiary of the Issuer, except (in each of the above instances) (a) as required by the terms of any Indebtedness existing as of the date of this Indenture, and (b) as required by the terms of any new Indebtedness permitted by this Indenture, so long as such terms are then customarily included in mortgage loans or mezzanine loans that are similar to such new Indebtedness.

Section 5.15.                             Prohibition on Asset Transfers.  The Issuer shall not cause or permit (i) any Property Owning Entity to convey to a third party (other than the Issuer or a wholly-owned Subsidiary thereof) such Property Owning Entity’s interest in a Property, or (ii) any Triple Net Holdings Entity to convey to a third party (other than Triple Net Holdings or a wholly-owned Subsidiary thereof) such Triple Net Holdings Entity’s direct or indirect ownership interest in a Property Owning Entity.  Notwithstanding anything to the contrary contained in this Section:

(a)                                  provided that an Event of Default is not then continuing nor would exist immediately after giving effect thereto, any Property Owning Entity may convey its interest in a Property to a third party (or any Triple Net Holdings Entity may convey to a third party such Triple Net Holdings Entity’s direct or indirect ownership interest the Property Owning Entity that holds an interest in such Property), so long as, immediately after such conveyance, the following conditions (the “Automatic Release Conditions”) are satisfied (and that satisfaction of such conditions is certified to the Trustee pursuant to an Officer’s Certificate setting forth the basis of all calculations, in each case, calculated as of the proposed date of the transfer): (i) the Property Cost Coverage Ratio is at least 1.5 to 1, and (ii) the Projected Cash Coverage Ratio is at least 1.5 to 1 (and, for the avoidance of doubt, no portion of the proceeds of such conveyance shall be required to be deposited into the Collateral Accounts or any sub-account thereof if the preceding clauses (i) and (ii) are satisfied), and

(b)                                 provided that an Event of Default is not then continuing nor would exist immediately after giving effect thereto, any Property Owning Entity may convey its interest in a

Property to a third party (or any Triple Net Holdings Entity may convey to a third party such Triple Net Holdings Entity’s direct or indirect ownership interest in the Property Owning Entity that holds an interest in such Property, including in connection with the exercise of the Quantum Buy-Sell Provision), so long as (in cases where the Automatic Release Conditions will not be satisfied immediately following such conveyance) the net proceeds from such conveyance, after first deducting the amount necessary to pay any Indebtedness (including any mezzanine loan Indebtedness) associated with such Property and the aggregate transaction costs (including any and all brokerage commissions, attorneys’ fees, defeasance costs, prepayment penalties, transfer taxes and similar amounts, but excluding  any brokerage commissions, attorneys’ fees, defeasance costs, prepayment penalties, transfer taxes and similar amounts that are payable to Affiliates of the Issuer other than pursuant to the terms of any Indebtedness that is in existence on the date of this Indenture) associated with such conveyance, are deposited into the Asset Transfer Sub Account (such net proceeds, after deducting all such amounts and costs, “Net Transfer Proceeds”).

Notwithstanding anything to the contrary contained herein, in no event shall a foreclosure, deed-in-lieu of foreclosure, exercise of a power of sale, or similar action by or on behalf of the holder of any first mortgage loan or mezzanine loan with respect to any Property constitute a breach of this Section 5.15; provided, however¸ that the Issuer shall cause any net proceeds actually received by a Triple Net Holdings Entity in connection with any of the foregoing actions described in this sentence to be deposited into the Asset Transfer Sub-Account.

Section 5.16.                             Prohibition on Change of Business.  The Issuer will not, and will not permit any of its Subsidiaries to, engage in any business activities other than the business engaged in by the Issuer and its subsidiaries on the date of this Indenture and activities incidental to such business.

Section 5.17.                             Deposits into the Collateral Accounts.

(a)                                  On the date of this Indenture, the Issuer shall deposit $4,600,000 into the Interest Reserve Account.  Immediately upon the issuance of any Additional Securities, the Issuer shall deposit an amount equal to one semi-annual interest payment applicable to such Additional Securities into the Interest Reserve Account.

(b)                                 For each period that occurs from and after the date hereof (until the termination of this Indenture), Triple Net Holdings shall cause all Aggregate Realized Property Net Cash Flow for such period to be deposited into the Cash Flow Sub-Account promptly after receipt thereof.

(c)                                  The Issuer will make each deposit to the Asset Transfer Sub-Account required by Section 5.15(b) above.

(d)                                 If any Property Owning Entity receives any Lease Termination Payment, then the Issuer shall cause the Required Lease Termination Deposit Amount (if any) with respect to such Lease Termination Payment to be deposited into the Lease Termination Payment Sub Account promptly upon receipt thereof.

Section 5.18.                             Withdrawals from the Collateral Accounts.

(a)                                  Subject to and in accordance with the terms of the Security Agreement, the Issuer shall ensure that all amounts in the Collateral Accounts shall be invested at the direction of the Issuer in Cash Equivalents.

(b)                                 So long as no Event of Default is then continuing, the Issuer may from time to time withdraw all amounts in the Interest Reserve Account that are in excess of an amount equal to one semi-annual interest payment under the Securities.  The Issuer agrees that an amount equal to one semi-annual interest payment under the Securities in the Interest Reserve Account shall be deemed for all purposes to be unconditionally and irrevocably owned by the Trustee for the benefit of the Trustee and the Holders, and the Issuer shall have no right to remove or otherwise use such proceeds; provided, however, that upon the termination of this Indenture pursuant to Section 9.01 below and the satisfaction of the conditions set forth in Section 22(b) of the Security Agreement, any remaining amounts then contained in the Interest Reserve Account (including, if applicable, an amount equal to such semi-annual interest payment) shall be returned to the Issuer, as provided in such Section 22(b).

(c)                                  So long as no Event of Default is then continuing, the Issuer may, on a daily (or less frequent) basis, withdraw all amounts in the Cash Flow Sub-Account.  In addition, during the continuance of an Event of Default but prior to the acceleration of the Securities, the Issuer may from time to time withdraw amounts from the Cash Flow Sub-Account to (1) pay to the Holders all required interest payments under the Securities, and/or (2) pay operating expenses, real estate taxes and ground rent payments that (A) pertain to any Property, (B) are then due and payable (or will become due and payable within the following 30 days), (C) are not payable (or, even if payable, are not reasonably expected to be paid) by the tenants of Property, and (D) except in the case of real estate taxes and ground rent, do not exceed in any 30 day period the average monthly amount of the relevant operating expenses for the 12 month period preceding the  applicable withdrawal date, as certified to the Trustee pursuant to an Officer’s Certificate.

(d)                                 So long as no Event of Default is then continuing, the Issuer may from time to time withdraw all amounts in the Asset Transfer Sub-Account that are in excess of the aggregate Net Transfer Proceeds deposited therein. In addition, the Issuer may from time to time withdraw amounts in the Asset Transfer Sub-Account to prepay the Securities, if such prepayment is otherwise permitted by this Indenture.

(e)                                  If, in connection with the conveyance of a Replaced Property (or the applicable Triple Net Holdings Entity’s direct or indirect ownership interest in the Property Owning Entity that held an interest in such Replaced Property), the Net Transfer Proceeds from such conveyance are deposited into the Asset Transfer Sub-Account, then such Net Transfer Proceeds may be withdrawn by the Issuer or any wholly-owned Subsidiary thereof and used for (or as reimbursement to the applicable Subsidiary for the amounts expended by such Subsidiary in connection with) the acquisition by a Subsidiary that is wholly-owned directly or indirectly by the Issuer of fee or leasehold title to (or one hundred percent of the direct or indirect ownership interests in an entity that holds fee or leasehold title to) a real property that satisfies the following criteria, as reasonably determined by the Issuer and as certified to the Trustee by an Officer’s Certificate (any such real property so acquired, a “Replacement Property”; and the Replaced

Property the Net Transfer Proceeds of which the Issuer desires to have so withdrawn from the Asset Transfer Sub-Account, the “Designated Replaced Property”):

(i)                                     each space tenant of the proposed Replacement Property in question must be responsible for paying (or reimbursing the applicable Property Owning Entity for) such space tenant’s proportionate share of substantially all real estate taxes and non-capital operating expenses incurred with respect to such Replacement Property during the term of such space tenant’s lease;

(ii)                                  as of the date of such acquisition of such Replacement Property, the space lease for such Replacement Property must have an unexpired term that is equal to the lesser of (x) ten years, and (y) the unexpired term, as of the date of the conveyance of (or of the ownership interests of the applicable Subsidiary in) the Designated Replaced Property in question, of the space lease for such Designated Replaced Property that existed on the date of such conveyance (with the understanding that if, at the time in question, there is more than one space lease for such Designated Replaced Property and/or such Replacement Property, then this clause (ii), and the applicable unexpired space lease term comparison, shall be applied on a weighted average basis, based on the rentable square footage covered by the relevant space leases);

(iii)                               the Projected Available Cash for such Replacement Property must, for the first four full calendar quarters immediately following the date of the acquisition of such Replacement Property, be at least equal to the lesser of (x) what the Projected Available Cash for such Designated Replaced Property would have been for such first full calendar quarters if such Designated Replaced Property were not conveyed as described above (and assuming that the space lease for such Designated Replaced Property that is in effect on the date of this Indenture, or if applicable any space lease that is executed after the date of this Indenture in replacement of such space lease in effect as of the date hereof, is in effect on the date of such acquisition of such Replacement Property and that the tenant under such space lease is then in compliance with all of its rental obligations thereunder), as reasonably determined by the Issuer, and (y) the amount of Projected Available Cash for such Replacement Property for such first full calendar quarters that is necessary for the Projected Cash Coverage Ratio for such first full calendar quarters to be at least 1.5 to 1, as reasonably determined by the Issuer;

(iv)                              the aggregate mortgage loan financing and mezzanine loan financing (if any) pertaining directly to such Replacement Property (immediately following the acquisition thereof by the applicable Subsidiary) must not exceed eighty percent (80%) of the aggregate cost (including the amount of any assumed debt) to such Subsidiary for such Replacement Property (or, if applicable, for the ownership interests in an entity that holds fee or leasehold title to such Replacement Property); and

(v)                                 if, as of the date of such conveyance of such Designated Replaced Property, the space tenant of such Designated Replaced Property was Rated, then, as of the date of the acquisition of such Replacement Property, the space tenant of such Replacement Property must have a Rating that is equal to or greater than the Rating of the space tenant of such Designated Replaced Property as of the date of such conveyance

(with the understanding that if, at the time in question, there is more than one space tenant of such Designated Replaced Property and/or such Replacement Property, then this clause (v), and the applicable Rating comparison, shall be applied on a weighted average basis, based on the rentable square footage leased to the relevant space tenants).

(f)                                    So long as no Event of Default is then continuing, the Issuer may from time to time withdraw all amounts in the Lease Termination Payment Sub-Account that are in excess of the aggregate Required Lease Termination Deposit Amounts deposited therein. In addition, if any Required Lease Termination Deposit Amount is deposited into the Lease Termination Payment Sub-Account, then the Issuer may withdraw such Required Lease Termination Deposit Amount (i) on any date when the Projected Cash Coverage Ratio is at least 1.5 to 1, as certified to the Trustee pursuant to an Officer’s Certificate setting forth the basis of all calculations, or (ii) from and after the date on which the applicable Property Owning Entity has executed space leases covering at least ninety percent (90%) of the rentable square footage of the space that was leased pursuant to the space lease for which such Property Owning Entity received such Required Lease Termination Deposit Amount.

(g)                                 The Issuer acknowledges and agrees that the Interest Reserve Account is in the name of and owned by the Trustee.

(h)                                 Notwithstanding anything to the contrary contained herein, upon the termination of this Indenture pursuant to Section 9.01 below and the satisfaction of the conditions set forth in Section 22(b) of the Security Agreement, the Issuer may withdraw all amounts then contained in the Operating Account, as provided in such Section 22(b).

ARTICLE 6
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 6.01.                             Issuer and the Guarantors May Consolidate, Etc., Only on Certain Terms.  Each of the Issuer, NRF, NRF LP and Sub-REIT shall not (a) consolidate with or merge with or into any other Person or sell, convey, lease or transfer the Issuer’s, NRF’s, NRF LP’s or Sub-REIT’s properties and assets substantially as an entirety to any other Person in any one transaction or series of related transactions, or (b) permit any Person to consolidate with or merge into the Issuer, NRF, NRF LP or Sub-REIT, unless:

(1)                                  in the case of a merger or consolidation, the Issuer, NRF, NRF LP or Sub-REIT, as applicable, is the surviving person or if the Issuer, NRF, NRF LP or Sub-REIT, as applicable, is not the surviving person, the surviving person formed by such consolidation or into which the Issuer, NRF, NRF LP or Sub-REIT, as applicable, is merged or the person to which the Issuer’s, NRF’s, NRF LP’s or Sub-REIT’s, as applicable, properties and assets are so transferred shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a supplemental indenture expressly assuming, in the case of a transaction involving the Issuer, the payment when due of the principal of and interest on the Securities and the performance of the Issuer’s other covenants under this Indenture; or

(2)                                  if the successor person is the successor entity to NRF, NRF LP or Sub-REIT, the successor person shall expressly assume, by supplemental indenture executed by the successor person and delivered to the Trustee, the observance of all of the covenants and conditions contained in the Guarantee of the Securities and in this Indenture to be performed or observed by NRF, NRF LP or Sub-REIT, as applicable; and

(3)                                  in either case, (a) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (b) an Officer’s Certificate and legal opinion concerning the conditions precedent will be delivered to the Trustee.

In the event that the Issuer, NRF, NRF LP or Sub-REIT, as the case may be, is not the continuing entity, then, for purposes of above, the references to the Issuer, NRF, NRF LP or Sub-REIT shall be deemed to refer to the successor entity.

Section 6.02.                             Successor Substituted.  Upon any consolidation of the Issuer, NRF, NRF LP or Sub-REIT with, or merger of the Issuer, NRF, NRF LP or Sub-REIT into, any other Person or any sale, conveyance, lease or transfer of the Issuer’s, NRF’s, NRF LP’s or Sub-REIT’s properties and assets substantially as an entirety to any other Person, in each case in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Issuer, NRF, NRF LP or Sub-REIT is merged or to which such sale, conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, NRF, NRF LP or Sub-REIT under this Indenture with the same effect as if such successor Person had been named as the Issuer, NRF, NRF LP or Sub-REIT herein, and thereafter, except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Guarantees, as applicable.

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.01.                             Events of Default.  “Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule, regulation of any administrative or governmental body):

(1)                                  default by the Issuer in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)                                  default by the Issuer in the payment of principal of or any premium, if any, on any Securities on the Final Maturity Date; or

(3)                                  default by the Issuer or a Guarantor in the performance, or breach, of any other covenant in this Indenture for the benefit of the Securities and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or the applicable Guarantor by the Trustee or to the Issuer or the applicable Guarantor and the Trustee by Holders of at least 25% in principal amount of the Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)                                  failure by the Issuer to deliver the amount due upon an exchange of Securities (including, if applicable, any Interest Make-Whole Payment), which failure continues for 10 days; or

(5)                                  failure by the Issuer to provide notice of the occurrence of a Change in Control as required by Section 3.01 hereof; or

(6)                                  default by the Issuer or a Guarantor, as the case may be, under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Issuer or a Guarantor, as the case may be, having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of Clause (A), such indebtedness having been discharged or without, in the case of Clause (B), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer and NRF by the Trustee or to the Issuer, NRF and the Trustee by the Holders of at least 25% in principal amount of the Securities a written notice specifying such default and requiring the Issuer or the applicable Guarantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided,  that, subject to the provisions of Sections 8.01 and 8.02 hereof, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have knowledge of such default or (B) the Trustee shall have received written notice thereof from the Issuer, from a Guarantor, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(7)                                  the Issuer or a Guarantor, as the case may be, fails to pay a final, non-appealable judgment entered by a court of competent jurisdiction against the Issuer or a Guarantor, as the case may be, in excess of $25,000,000, which judgment is not paid, discharged or stayed within 30 days after such judgment becomes final and non-appealable;

(8)                                  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or a Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer or a Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or a Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or a Guarantor of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(9)                                  the commencement by the Issuer or a Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer, a Guarantor, or any of the Guarantors’ Significant Subsidiaries that are not CDO Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, a Guarantor or any of such Significant Subsidiaries that are not CDO Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer, a Guarantor or any of such Significant Subsidiaries that are not CDO Subsidiaries in furtherance of any such action; or

(10)                            the Security Agreement or any lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Issuer or a Guarantor not to be, a valid and perfected first priority lien on the Blocked Account and related collateral; or

(11)                            either (A) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of a CDO Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging a CDO Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of a CDO Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of a CDO Subsidiary of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, or (B) the commencement by a CDO Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of a CDO Subsidiary, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the CDO Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the CDO Subsidiary in furtherance of any such action (any such filing or event described in the foregoing, a “Reference Event”); provided, however, in each case, that it shall be an Event of Default under this Section 7.01(11) only if  the potential loss in the case of a complete loss of the NRF’s capital at risk in such CDO Subsidiary, together with such potential losses from any other CDO Subsidiaries that have filed for bankruptcy or commenced such other events described in this Section 7.01(11) within a period of 90 days prior to a Reference Event, exceeds 10% of the Consolidated Net Assets of NRF as of the fiscal quarter immediately prior to the date of the Reference Event.  For purposes of this Section 7.01(11), “Consolidated Net Assets” means the excess of consolidated assets over consolidated liabilities.

Section 7.02.                             Acceleration.  If an Event of Default (other than an Event of Default specified in clause (8), (9) or (11) of Section 7.01) occurs and is continuing, then in every such case the Trustee, upon receipt of a request made in accordance with Section 12.01, from the Holders of not less than 25% in principal amount of the Securities then outstanding, may, by written notice to the Issuer and the Guarantors (and to the Trustee if given by the Holders), declare the outstanding principal amount as of the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest thereon, if any, shall be due and payable immediately.  If an Event of Default specified in clause (8), (9) or (11) of Section 7.01 occurs and is continuing, the principal amount of the Securities shall automatically, become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities.  At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities, by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                  the Issuer or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A)                              all overdue installments of interest on all outstanding Securities,

(B)                                the principal of any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,

(C)                                to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in the Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                  all Events of Default with respect to the Securities, other than the nonpayment of the principal of (or specified portion thereof) or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding anything herein to the contrary, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure by the Issuer to comply with the obligation set forth in Section 5.03(b), will for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive additional interest on the Securities equal to 0.25% per annum of the principal amount of the Securities.  If the Issuer so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  The additional interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 90th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 90th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 90th day), the Securities will be subject to acceleration as provided above.  The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In the event the Issuer does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 90 days after the occurrence of an Event of Default relating to the failure by the Issuer to comply with the obligation set forth in Section 5.03(b) in accordance with the immediately preceding paragraph, the Issuer must notify all Holders, the Trustee and the Paying Agent of such election.  Upon the Issuer’s failure to give timely such notice or pay the additional interest specified in the immediately preceding paragraph, the Securities will be subject immediately to acceleration as provided above.

Section 7.03.                             Other Remedies.

(a)                                  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by applicable law.

Section 7.04.                             Waiver of Defaults and Events of Default.  Subject to Sections 7.07 and 10.02, the Holders of no less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive any past Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest on any Security, or any Default or Event of Default in respect of any provision of this Indenture which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 7.05.                             Limitations on Suits.

(a)                                  A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the exchange of the Securities pursuant to Article 4) unless:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b)                                 No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 7.06.                             Rights of Holders to Receive Payment and to Exchange.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to exchange such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to exchange in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.07.                             Collection Suit by Trustee.  If an Event of Default described in clause (1) or (2) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.08.                             Trustee May File Proofs of Claim.  The Trustee may, but is not required to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or the Guarantors (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.09.                             Priorities.

(a)                                  If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

(1)                                  First, to the Trustee for amounts due under Section 8.07 and amounts due under the Security Agreement and amounts due the depositary under the Control Agreements, including, without limitations, payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)           Second, to Holders for amounts due and unpaid on the Securities for the principal and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities; and

(3)           Third, the balance, if any, to the Issuer.

(b)           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.09.

Section 7.10.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.10 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding.

Article 8
TRUSTEE

Section 8.01.          Obligations of Trustee.

(a)           If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

(1)           the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee.  The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)           The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of Section 8.01(b);

(2)           the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with any direction from the Issuer, a Guarantor or the Holders permitted or required under this Indenture.

(d)           Subject to the provisions hereof relating to the Trustee’s duties in case of an Event of Default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders then outstanding hereunder, unless the Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.  The Holder of not less than a majority in principal amount of the outstanding Securities (or of all Securities then outstanding, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that the Trustee may refuse to follow any direction which is in conflict with applicable law or this Indenture, or which may be unduly prejudicial to the Holders not joining therein.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c), (d), (f), (g) and (h) of this Section 8.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)           The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed to by the Issuer and the Holders to replace such other duties and liabilities of the Trustee to the extent permitted by applicable law.

(i)            The Issuer hereby directs the Trustee to enter into the Security Agreement and the Control Agreements.

Section 8.02.          Rights of Trustee.

(a)           Subject to Section 8.01:

(1)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)           any request or direction of the Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or NRF Request or NRF Order, as the case may be, and any action of the Board of Directors shall be sufficiently evidenced by a resolution or other evidence of action of NRF.

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, rely upon an Officer’s Certificate.

(4)           the Trustee may consult with counsel of its selection and the advice of such counsel (to be confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantors, personally or by agent or attorney.

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9)           the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(10)         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation, as Paying Agent, Registrar, Securities Custodian and Exchange Agent.

(11)         the Trustee may request that the Issuer and/or the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 8.03.          Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 8.10 and 8.11.

Section 8.04.          Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness.  It shall not be accountable for the Issuer’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 8.05.          Notice of Default or Events of Default.  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee in the manner described in Section 8.02(a)(9), the Trustee shall send to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee.  However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Issuer’s failure to exchange Securities when obligated to exchange them.

Section 8.06.          Reports by Trustee to Holders.

(a)           If a report would be required by Trust Indenture Act (“TIA”) Section 313, if this Indenture were qualified thereunder, within 60 days after each July 15, beginning with July 15, 2008, the Trustee shall mail to each Holder of Securities a brief report dated as of such July 15 that complies with TIA Section 313(a).  If required by TIA Section 313 were this Indenture qualified thereunder, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).

(b)           A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Issuer and the Guarantors and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed.  The Issuer or the Guarantors shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 8.07.          Compensation and Indemnity.

(a)           The Issuer shall pay to the Trustee from time to time pursuant to an agreement between the Issuer and the Trustee such compensation (as agreed to from time to time by the Issuer and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuer shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it, arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee (including reasonable legal fees and expenses) in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity.  The Issuer need not pay for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld.  Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)           The Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.

(d)           Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (8), (9) or (11) of Section 7.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.  The provisions of this Section shall survive the termination of this Indenture.

(e)           The provisions of this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(f)            To secure the Issuer’s payment obligations in this Section 8.07, the Issuer hereby grants to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Securities.  Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

Section 8.08.          Replacement of Trustee.

(a)           The Trustee may resign by so notifying the Issuer and the Guarantors.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee, the Issuer, and the Guarantors and may, with the Issuer’s written consent, appoint a successor Trustee.  The Issuer may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  If the Issuer fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Issuer shall appoint such successor as Trustee.  The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(d)           If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Issuer, and the Guarantors.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

(f)            A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g)           Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.          Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10.  Such successor Trustee shall promptly mail notice of its succession to the Issuer and each Holder.

Section 8.10.          Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.11.          Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.12.          Preferential Collection of Claims Against Issuer.  If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such obligor).

Article 9
SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01.          Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (ii) Securities for whose payment monies have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 9.04) have been delivered to the Trustee for cancellation; or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the Final Maturity Date, Redemption Date or the Change in Control Purchase Date, or upon exchange or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, the Guarantors, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date, the Redemption Date or the Change in Control Purchase Date, as the case may be; provided, that there shall not exist, on the date of such deposit, an Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer, or any Guarantor is a party or to which the Issuer or any Guarantor, as the case may be, is bound; (b) the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder and under the Security Agreement and the Control Agreements by the Issuer or the Guarantors, as the case may be; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 8.07 shall survive and, if monies shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.05, 2.08, 2.09, 3.04, 3.05, 5.01, 5.02 and this Article 9 shall survive until the Securities have been paid in full.

Section 9.02.          Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 9.04, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Securities subsequently exchanged shall be returned to the Issuer upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 9.03.          Paying Agent to Repay Monies Held.

Subject to the provisions of Section 9.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the holders, all monies deposited with it pursuant to Sections 3.01, 3.02 and 11.01 and shall apply the deposited monies in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 9.04.          Return of Unclaimed Monies.  The Trustee and each Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years after a right to such monies have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such monies, notice that such monies remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing or publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to monies must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such monies.

Section 9.05.          Reinstatement.  If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 9.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such monies in accordance with Section 9.02; provided that if the Issuer makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies held by the Trustee or Paying Agent.

Article 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01.        Without Consent of Holders.  Without the consent of any Holders, the Issuer, the Guarantors and the Trustee may enter into an indenture to indentures supplemental hereto for any of the following purposes:

(a)           to evidence a successor to the Issuer or any Guarantor under this Indenture;

(b)           to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the Guarantors in this Indenture or the Security Agreement;

(c)           to add any additional Events of Default for the benefit of the Holders of all the Securities;

(d)           to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Securities then outstanding in any material respect;

(e)           to permit or facilitate the issuance of the Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders in any material respect.

(f)            to further secure the Securities or the Guarantees;

(g)           to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(h)           to provide for rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the property or assets of the Issuer or any Guarantor occurs;

(i)            to cure any ambiguity, defect or inconsistency in, or supplement, this Indenture provided that such action shall not adversely affect the interests of Holders in any material respect;

(j)            to supplement any of the provisions of this Indenture to the extent necessary to defease and/or discharge the Securities under this Indenture, provided that the action shall not adversely affect the interests of the Holders in any material respect;

(k)           to modify the Indenture and the Securities to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Securities or will not adversely affect the interests of the Holders; or

(l)            to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Circular dated May 22, 2008 pursuant to which the Securities were offered and sold to the extent that such provision in the “Description of Notes” section reflects a verbatim recitation of a provision of this Indenture or the Securities.

Section 10.02.        With Consent of Holders.

(a)           The Issuer and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding and affected by such amendment or supplement (voting together as a single class).  However, subject to Section 10.01 hereof, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(i)            change the stated maturity of the principal of, or any installment of principal of, or interest on, the Securities;

(ii)           reduce the principal amount of, the rate of interest or the premium payable upon the redemption of the Securities;

(iii)          change the timing for, or reduce any amount (including accrued interest and premium, if any) payable upon, the repurchase or redemption of the Securities;

(iv)          change the currency of any payment of the Securities;

(v)           change the place of payment on the Securities;

(vi)          impair a holder’s right to sue for the enforcement of any payment on or with respect to the Securities or the delivery of the exchange value as required by this Indenture upon an exchange of Securities;

(vii)         reduce the percentage of principal amount of outstanding Securities necessary to modify or amend this Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;

(viii)        modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders;

(ix)           modify the provisions with respect to the rights of the Holders upon a Change in Control in a manner adverse to the Holders, including the Issuer’s obligation to repurchase the Securities following a Change in Control; or

(x)            adversely affect the rights of Holders to receive payment of shares of Common Stock or cash contained in Articles 3 and 4 hereof.

(b)           After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuer shall promptly send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(c)           For purposes of this Indenture, Securities will be deemed outstanding if they have been authenticated and delivered under this Indenture unless, among other things, the Securities have matured or been cancelled, exchanged, redeemed or repurchased.

Section 10.03.        Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)           After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 10.04.        Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Issuer or the

Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.05.        Trustee to Sign Amendments, Etc.  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, in its sole discretion, but need not sign it.  In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.  The Issuer and the Guarantors may not sign an amendment or supplemental indenture until the Board of Directors approves it.

Section 10.06.        Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Article 11

REDEMPTION

Section 11.01.        Redemption.

(a)           The Issuer shall not have the right to redeem any Securities prior to June 15, 2011, except as provided in this Section 11.01(a) or Section 11.01(b).  If, at any time, the Issuer determines it is necessary to redeem the Securities in order to preserve NRF’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (“REIT”), the Issuer, upon not less than 30 nor more than 60 days’ prior written notice delivered to the Holders, may redeem all of the Securities then outstanding at 100% principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date.  In such case, the Issuer shall provide the Trustee with an Officer’s Certificate evidencing that the Board of Directors has, in good faith, made the determination that it is necessary to redeem the Securities in order to preserve NRF’s qualification as a REIT for U.S. federal income tax purposes.

(b)           The Issuer shall have the right on or after June 15, 2011, upon not less than 30 nor more than 60 days’ prior written notice delivered to the Holders, if during any period of 30 consecutive Trading Days, the Closing Sale Price of the Common Stock is greater than or equal to 130% of the Exchange Price at the beginning of such period for at least 20 Trading Days within such period of 30 consecutive Trading Days, to redeem all of the Securities then outstanding for 100% of the principal amount of the Securities to be redeemed plus any accrued but unpaid interest to but excluding the Redemption Date set forth by the Issuer in such notice (the “Redemption Notice”).

(c)           In the event that the Issuer shall redeem fewer than all outstanding Securities, the Trustee will select the Securities redeemed on a pro rata basis, by lot, or by such other method the Trustee considers fair and appropriate or is required by the Depositary for the Securities.  The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption.  Securities and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000.  The Trustee shall notify the Issuer promptly of the Securities or portions of the principal amount thereof to be redeemed.  If the Trustee selects a portion of a Security for partial redemption and a Holder exchanges a portion of the same Security in accordance with the provisions of Article 4 hereof before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed to be from the portion selected for redemption.  Securities that have been exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

(d)           In the event of any redemption in part, the Issuer shall not be required to:  (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(e)           A notice of redemption sent to the Holders of Securities to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:

(1)           the name and address of the Paying Agent and Exchange Agent;

(2)           the then current Exchange Rate;

(3)           that Securities called for redemption may be exchanged at any time prior to the close of business on the third Business Day immediately preceding the Redemption Date; and

(4)           that Holders who wish to exchange Securities must comply with the procedures relating thereto specified in Section 4.02 hereof.

(f)            If the Paying Agent holds funds sufficient to pay the redemption price of the Securities on the redemption date, then on and after such date:

(i)            such Securities will cease to be outstanding;

(ii)           interest on such Securities will cease to accrue; and

(iii)          all rights of Holders of such Securities will terminate except the right to receive the redemption price.

(g)           Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose pursuant to Section 5.01 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  Upon redemption, interests in Global Securities shall be reduced in accordance with the Applicable Procedures.

Section 11.02.        Sinking Fund.  No sinking fund is provided for the Securities.

Article 12

MISCELLANEOUS

Section 12.01.        Notices.  (a)  Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) or by electronic transmission to the following facsimile numbers or email addresses:

if to the Issuer or the Guarantors, to:

399 Park Avenue, 18th Floor

New York, NY  10022

Attention:  Albert Tylis

Fax:  (212) 202-4103

email:  tylis@nrfc.com

with copies to:

Sullivan & Cromwell LLP

Attention:  Robert W. Downes

125 Broad Street

New York, NY  10004

Fax:  (212) 558-3588

email:  downesr@sullcrom.com

if to the Trustee, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE  19890

Attention:  Kristin L. Moore

Fax:  302-636-4145

email:  klmoore@wilmingtontrust.com

Such notices or communications shall be effective when received.

(b)           The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)           Any notice or communication sent to a Holder of a Security shall be sent by electronic transmission or by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

(d)           Failure to send a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities.  If a notice or communication to a Holder of a Security is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

(e)           If the Issuer sends any notice to a Holder of a Security, it shall send a copy to the Trustee and each Registrar, Paying Agent and Exchange Agent.

Section 12.02.        Communications by Holders with Other Holder.  Holders of Securities may communicate with other Holders of Securities with respect to their rights under this Indenture or the Securities.  The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.03.        Certificate and Opinion as to Conditions Precedent.

(a)           Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Trustee may request:

(1)           an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)           Each Officer’s Certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.04.        Record Date for Consent of Holders of Securities.  The Issuer (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to consent to any action by consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.03, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 12.05.        Rules by Trustee, Paying Agent, Registrar and Exchange Agent.  The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders.  Any Registrar, Paying Agent or Exchange Agent may make reasonable rules for its functions.

Section 12.06.        Legal Holidays.  A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in The City of New York, New York or a place of payment are authorized or obligated to close.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 12.07.        Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 12.08.        No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09.        No Recourse Against Others.  Neither any member of the Issuer, limited partner of NRF LP, nor any principal, stockholder, officer, director, or employee of the Issuer or any Guarantor or any member or limited or general partner of the Issuer or NRF LP or of any successor of any member or limited or general partner of NRF LP has any obligation for payment of the Issuer’s obligations under the Securities or NRF’s, NRF LP’s or Sub-REIT’s obligations under the Guarantees or for any of the Issuer’s, NRF’s, NRF LP’s or Sub-REIT’s obligations, covenants or agreements contained in this Indenture or the Guarantee.  Sub-REIT and its successors as the managing member of Sub-REIT and NRF and its successors as general partner of NRF LP will only have obligations as specified under the this Indenture and the

Guarantee, and not by reason of either of its or their capacity as managing member of the Issuer or the general partner of NRF LP.  By accepting the Securities and the Guarantee, each Holder waives and releases all liability of this kind.  The waiver and release are part of the consideration for the issuance of the Guarantee.

Section 12.10.        No Security Interest Created.  Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.11.        Successors.  All agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind each of their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12.        Multiple Counterparts.  The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.13.        Separability.  If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14.        Table of Contents, Headings, Etc.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 13

GUARANTEE

Section 13.01.        Guarantee.

(a)           Each Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, such Security, whether at the Final Maturity Date, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and this Indenture.  In case of the failure of the Issuer punctually to pay any such principal, premium, interest or any additional amounts, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.  The Guarantee shall be unsecured and unsubordinated indebtedness of each Guarantor and rank equally with other unsecured and unsubordinated indebtedness of each Guarantor that is currently outstanding or that it may issue in the future.

(b)           Each Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of,

and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts required with respect to, the Securities and the complete performance of all other payment obligations contained in the Securities.

(c)           This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be repaid to the Issuer or any Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer, any Guarantor or otherwise.

(d)           Each Guarantor shall be subrogated to all rights of the Holder of any Security against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that each Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts required with respect to, all Securities shall have been paid in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

NRFC NNN HOLDINGS, LLC, as Issuer

By:	NRFC Sub-REIT Corp.,
in its capacity as managing member

By:
Name:
Title:

NORTHSTAR REALTY FINANCE CORP.,
as Guarantor

By:
	Name:	Andrew Richardson
	Title:	Executive Vice President and
Chief Financial Officer

NORTHSTAR REALTY FINANCE
LIMITED PARTNERSHIP, as Guarantor

By:	NorthStar Realty Finance Corp., in its
capacity as general partner

By:
	Name:	Andrew Richardson
	Title:	Executive Vice President and
Chief Financial Officer

NRFC SUB-REIT CORP., as Guarantor

By:
	Name:	Andrew Richardson
	Title:	Executive Vice President and
Chief Financial Officer

WILMINGTON TRUST COMPANY, as
Trustee

By:
Name:
Title:

Signature Page To Indenture

EXHIBIT A-1

[FORM OF FACE OF SECURITY]

A-1-1

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, NORTHSTAR REALTY FINANCE CORP., OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

NRFC NNN HOLDINGS, LLC

11.50% EXCHANGEABLE SENIOR NOTES DUE 2013

FULLY AND UNCONDITIONALLY GUARANTEED BY

NORTHSTAR REALTY FINANCE CORP.,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

AND NRFC SUB-REIT CORP.

No. 1	CUSIP: 62941QAA2

NRFC NNN HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of Eighty Million United States Dollars (U.S.$ 80,000,000) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $100,000,000 solely as a result of the issuance of Additional Securities pursuant to the terms of the Indenture and Purchase Agreement)) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on June 15, 2013 and to pay interest thereon, from May 28, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing December 15, 2008, at the rate of 11.50% per annum, until the principal hereof is due, and at the rate of 11.50% per annum, on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Issuer maintained for that purpose or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the

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Trustee at least 10 Business Days prior to the payment date.  Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Interest on this Security will be based on a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date (other than an Interest Payment Date coinciding with the Final Maturity Date or Redemption Date or Change in Control Purchase Date) of this Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed until the next succeeding Business Day.  If the Final Maturity Date, Redemption Date or Change in Control Purchase Date of this Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Final Maturity Date, Redemption Date or Change in Control Purchase Date to such next succeeding Business Day.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security is exchangeable as specified on the reverse hereof.

As provided in the Indenture, the obligations of the Issuer under the Indenture and this Security are fully and unconditionally guaranteed pursuant to the Guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees and the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NRFC NNN HOLDINGS, LLC, as Issuer

By:	NRFC Sub-REIT Corp.,
in its capacity as managing member

By:
Name:
Title:

Trustee’s Certificate of Authentication:  This is one of the Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee

By:
Authorized Signatory

Dated:  May 28, 2008

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EXHIBIT A-2

[FORM OF REVERSE OF SECURITY]

A-2-1

REVERSE SIDE OF SECURITY

NRFC NNN HOLDINGS, LLC

11.50% EXCHANGEABLE SENIOR NOTES DUE 2013

FULLY AND UNCONDITIONALLY GUARANTEED

BY NORTHSTAR REALTY FINANCE CORP.,

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

AND NRFC SUB-REIT CORP.

This Security is one of a duly authorized issue of securities of the Issuer designated as its “11.50% Exchangeable Senior Notes due June 15, 2013” (herein called the “Securities”), limited in aggregate principal amount not to exceed U.S. $80,000,000, as such amount may be increased, but not to an amount in excess of $100,000,000, solely as a result of the issuance of Additional Securities pursuant to the terms of the Indenture and the Purchase Agreement, issued and to be issued under an Indenture, dated as of May 28, 2008 (herein called the “Indenture”), between the Issuer, NorthStar Realty Finance Corp. (“NRF”), NorthStar Realty Finance Limited Partnership (“NRF LP”) and NRFC Sub-REIT Corp. (“Sub-REIT”), as Guarantors (each of NRF, NRF LP and Sub-REIT, a “Guarantor” and, together, the “Guarantors”), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee.  Upon such surrender by the Holder, the Issuer will issue and the Trustee will authenticate the new Securities in the requested denominations.  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.                                       PAYING AGENT, EXCHANGE AGENT AND REGISTRAR

Initially, the Trustee shall act as Paying Agent, Exchange Agent and Registrar of the Securities.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Wilmington, Delaware as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer in respect of this Security or the Indenture may be served and where the Securities may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture.

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2.                                       REDEMPTION BY THE ISSUER

The Issuer shall not have the right to redeem any Securities prior to June 15, 2011, except as provided in this paragraph.  If, (i) at any time, the Issuer determines it is necessary to redeem the Securities in order to preserve the qualification of NRF as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or (ii) on or after June 15, 2011, during any period of 30 consecutive trading days, the closing sale price of a share of NRF’s common stock is greater than or equal to 130% of the exchange price at the beginning of such period for at least 20 trading days within such period of 30 consecutive trading days, the Issuer may redeem all of the Securities then outstanding at 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.                                       REPURCHASE AT OPTION OF HOLDER

If a Change in Control occurs, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder’s Securities having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Issuer in the Issuer Notice (which date shall be no earlier than 30 days and no later than 40 days after the date of such Issuer Notice) for cash equal to the 100% of the principal amount of the Securities to be repurchased plus unpaid interest accrued thereon to but excluding the Change in Control Purchase Date (the “Change in Control Purchase Price”) by delivering a Change in Control Purchase Price Notice to the Trustee or any Paying Agent no later than the close of business on the second business day prior to the Change in Control Purchase Date. A Change in Control Purchase Price notice is irrevocable and may not be withdrawn.

If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Securities on the Change in Control Purchase Date or the Business Day following such date, then, on and after such date and set forth in the Indenture, such Securities shall cease to be Outstanding and interest on such Securities shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Securities).

4.                                       EXCHANGE OF SECURITY FOR COMMON STOCK

The Securities shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 83.3333 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain circumstances as specified in the Indenture.  Securities tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Securities on such Interest Payment Date; provided, however, that no such payment of interest shall be required (1) if such Securities have been called for redemption on a Redemption

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Date that is after such Regular Record Date and on or prior to such Interest Payment Date, (2) in connection with a Change in Control and the Issuer has specified a Change in Control Purchase Date that is after such Regular Record Date and prior to such Interest Payment Date, (3) if the Regular Record Date is the last Regular Record Date prior to Maturity of the Securities or (4) with respect to overdue interest if any overdue interest exists at the time of exchange with respect to such notes.

To exchange the Securities, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Securities that are in certificated form, surrender the Securities to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Securities shall have been tendered for exchange.  A holder of a beneficial interest in a Global Security must comply with the Applicable Procedures of the Depositary in connection with an exchange.

If a Holder has delivered a Change in Control Purchase notice requiring the Issuer to repurchase all or a portion of this Security pursuant to paragraph 3 hereof then this Security (or portion hereof subject to such Change in Control Purchase notice) may not be exchanged.

5.                                       RANKING

The Securities are senior unsecured obligations of the Issuer and shall rank equally in right of payment with all other senior unsecured indebtedness of the Issuer from time to time outstanding.

6.                                       DENOMINATIONS; TRANSFER; EXCHANGE

(a)                                  This Security is issuable only in fully registered in denominations of $1,000 and integral multiples thereof.  This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the Corporate Trust Office of the Trustee or in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.  Upon due presentment for registration of transfer of this Security at the Corporate Trust Office of the Trustee, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.  In the event of any redemption in part, the Issuer shall not be required to:  (i) issue or register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

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In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, or repurchase of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

7.                                       PERSONS DEEMED OWNERS

The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Issuer, any Guarantor or the Trustee nor any authorized agent of the Issuer, any Guarantor or the Trustee shall be affected by any notice to the contrary, except as required by law.

8.                                       ADDITIONAL RIGHTS OF HOLDERS

In addition to the rights provided to Holders of Securities under the Indenture and each Guarantee endorsed hereon, the Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of May 28, 2008 (the “Registration Rights Agreement”) by and between NRF and the Initial Purchasers with respect to resales of the shares of Common Stock, if any, issuable upon exchange of the Securities.  A copy of the Registration Rights Agreement is available to any Holder of Securities upon request to the Issuer.

If a Registration Default, as defined in the Registration Rights Agreement, occurs and is continuing during a period of time that the Securities are exchangeable for shares of Common Stock, liquidated damages consisting solely of additional interest (“Liquidated Damages”) will be paid to Holders entitled to interest payments on such dates semi-annually in arrears on each Interest Payment Date and will accrue from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured at a rate per annum equal to one-quarter of one percent (0.25%) of the outstanding principal amount of the Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) of the outstanding principal amount thereof from and after the 91st day following such Registration Default.

In no event will any additional interest on the Securities exceed the rate per annum of one-half of one percent (0.50%) of the outstanding principal amount thereof. The Issuer will not pay Liquidated Damages on any Security after it has been exchanged for the shares of Common Stock. If a Security ceases to be outstanding during any period for which additional interest is accruing, the Issuer will prorate the Liquidated Damages to be paid with respect to that Security.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

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9.                                       MODIFICATION AND AMENDMENT; WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class).  The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby.  Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.  Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.                                 DEFAULTS AND REMEDIES

(a)                                  The Indenture sets forth events that constitute an Event of Default under the Indenture.  If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Securities in the manner and with the effect provided in the Indenture.  If certain bankruptcy or insolvency events occur and continue with respect to the Issuer, the Guarantors, or certain Subsidiaries of the Issuer or the Guarantors, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.

(b)                                 Notwithstanding anything in paragraph (a) of this section, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure by the Issuer to comply with the obligation to provide certain reports as set forth in Section 5.03(b) of the Indenture, will for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right for Holders to receive additional interest on the Securities equal to 0.25% per annum of the outstanding principal amount of the Securities.  If the Issuer so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  The additional interest will accrue on all outstanding Securities from and including the date on which such Event of Default first occurs to but not including the 90th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 90th day after such Event of Default (if the Event of Default relating to such obligation is not cured or waived prior to such 90th day), the Securities will be subject to acceleration as provided above.  In the event the Issuer does not elect to pay the additional interest upon such Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above.

(c)                                  In order to elect to pay the additional interest in accordance with paragraph (b) of this section, the Issuer must notify all Holders, the Trustee and the Paying Agent of such election.  Upon the failure of the Issuer to give timely such notice or pay the additional interest

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specified in paragraph (b) of this section, the Securities will be subject immediately to acceleration as provided in paragraph (a) of this section.

11.                                 WITHOLDING

To the extent the Issuer determines in its sole discretion that the Issuer is required to withhold any taxes with respect to a deemed payment or distribution with respect to this Security on account of an adjustment to the Exchange Rate, the Issuer shall withhold such amount from payments otherwise due hereunder to the Holder of such Security and report such withholding to the Holder if and as required by law.  Any amount withheld by the Issuer pursuant to Section 5.01(c) of the Indenture with respect to this Security shall be treated for all purposes of the Indenture and this Security as if it had been paid directly to the Holder hereof.

12.                                 TRUSTEE DEALINGS WITH THE ISSUER AND THE GUARANTORS

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Guarantors or an Affiliate of the Issuer or a Guarantor with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

13.                                 CALCULATIONS IN RESPECT OF THE SECURITIES

Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Issuer.  All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Securities and the Holders of the Securities absent manifest error.  The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification.  The Trustee shall forward calculations made by the Issuer to any Holder of Securities upon request.

14.                                 GOVERNING LAW

The Indenture and this Security shall be governed by and construed in accordance with the internal laws of the State of New York.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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EXCHANGE NOTICE

To exchange this Security for Common Stock of NRF, check the box:

To exchange only part of this Security for Common Stock of NRF, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000):  $              .

The undersigned Holder of this Security hereby irrevocably exercises the option to exchange this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share, any Interest Make-Whole Payment, if and as applicable and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, redemptions or purchases of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:                               11.50% Exchangeable Senior Notes due 2013 (the “Securities”) of NRFC NNN Holdings, LLC.

This certificate relates to $         principal amount of Securities owned in (check applicable box)

☐ book-entry or ☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.14 of the Indenture dated as of May 28, 2008 among NRFC NNN Holdings, LLC, as Issuer, NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp., as Guarantors, and Wilmington Trust Company, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to (check applicable box):

☐                                    Such Security is being acquired for the Transferor’s own account, without transfer.

☐                                    Such Security is being transferred to the Issuer, a Guarantor or a Subsidiary (as defined in the Indenture) of the Issuer or a Guarantor.

☐                                    Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

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The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

The Transferor hereby acknowledges and agrees that its obligation to indemnify the Issuer, each Guarantor and the Trustee under the Indenture against any liability that may result from the transfer described herein being in violation of the Indenture and/or applicable United States federal or state securities laws shall survive the transfer described herein.

Date:
(Insert Name of Transferor)

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EXHIBIT B

[FORM OF GUARANTEE]

B-1

GUARANTEE

For value received, each of NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. (each a “Guarantor” and together the “Guarantors”) hereby fully and unconditionally guarantees the cash payments in United States dollars of principal of and interest on the Security on which this Guarantee is endorsed in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of the NRFC NNN Holdings, LLC (the “Issuer”) under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 13 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 13 of the Indenture and its terms shall be evidenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 28, 2008, by and among the Issuer, each of the undersigned, as Guarantors, and Wilmington Trust Company, as Trustee, as amended or supplemented (the “Indenture”).

The obligations of each of the undersigned to the Holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions.

This Guarantee shall be an unsecured and unsubordinated obligation of each Guarantor and rank equally with other unsecured and unsubordinated indebtedness of such Guarantor that is currently outstanding or that it may issue in the future.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned Guarantors have caused this Guarantee to be duly executed.

Dated:  May 28, 2008

NORTHSTAR REALTY FINANCE CORP.

By:
	Name:	Albert Tylis
	Title:	Executive Vice-President and General Counsel

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

	By:	NorthStar Realty Finance Corp., in its capacity as general partner

By:
		Name:	Andrew Richardson
		Title:	Executive Vice President and Chief Financial Officer

NRFC SUB-REIT CORP.

By:
		Name:	Andrew Richardson
		Title:	Executive Vice President and Chief Financial Officer

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SCHEDULE I

ACQUISITION COST

Property	Acquisition Cost

36 W. 34th St. and 41 W. 33rd St. New York, NY 10001	$4,469,880

987 Eighth Avenue New York, NY 10019	$2,639,221

701 Seventh Avenue New York, NY 10036	$3,245,627

10125 Federal Drive (Building A) Colorado Springs, CO	$13,660,598

10205 Federal Drive (Building B) Colorado Springs, CO	$6,903,046

10285 Federal Drive (Building C) Colorado Springs, CO	$7,070,906

1080 West Entrance Drive Auburn Hills, MI	$7,200,052

985 West Entrance Drive Auburn Hills, Oakland, MI	$8,019,706

225 Grandview Avenue Camp Hill, PA	$30,133,078

10888 White Rock Road Rancho Cordova, CA	$17,364,826

1360 South Washington Street North Attleboro, MA	$5,572,853

328 West Army Trail Road Bloomingdale, IL	$7,105,513

Executive Centre I 111 Merchant Street Cincinnati, OH	$24,655,096

Executive Centre III 25 Merchant Street Cincinnati, OH	$24,855,732

Executive Centre II 55 Merchant Street Cincinnati, OH	$19,830,589

Property	Acquisition Cost

295 Loudon Rd. Concord, NH	$8,199,745

299 Loudon Rd. Concord, NH	$3,294,165

750 South Richfield Street Aurora, CO	$43,625,431

3100 Easton Square Place Columbus, OH	$33,826,243

605 Munn Road Fort Mill, SC	$34,302,886

309 E. Coliseum Blvd. Fort Wayne, IN	$4,690,583

25 Green Pond Road Rockaway, NJ	$21,954,783

870 Walt Whitman Road Huntington, NY	$5,438,547

8211 Scicor Drive Indianapolis, IN	$34,518,845

Monadnock Marketplace 42 Ash Brooke Road Keene, NH	$9,514,404

70 Worcester Providence Turnpike Millbury, MA	$5,943,429

1355 California Circle Milpitas, CA	$15,234,680

1421 California Circle Milpitas, CA	$14,909,411

385 Gorham Road South Portland, ME	$6,885,719

1002 Patriot Parkway Reading, PA	$28,473,154

2222 West 2300 South Salt Lake City, UT	$22,424,282

19850 Plummer Street Chatsworth, CA	$20,874,669

19860 Plummer Street Chatsworth, CA	$26,838,860

Property	Acquisition Cost

9401 Oakdale Avenue Chatsworth, CA 91311	$17,445,204

4600 West Kellogg Dr. Wichita, KS	$7,858,265